AGREEMENT AND PLAN OF MERGER



                        between and among


                   RIDGEWOOD PROPERTIES, INC.,
                   RIDGEWOOD ACQUISITION CORP.,
                    WESLEY HOTEL GROUP, INC.,
                  WAYNE McATEER and SAMUEL KING





                              dated

                         December 7, 1995



AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of December 7, 1995, between and among Ridgewood Properties, Inc. ("Purchaser"), a Delaware corporation; Ridgewood Acquisition Corp. ("Merger Sub"), a Georgia corporation; Wesley Hotel Group, Inc. (the "Company"), a Georgia corporation; Wayne McAteer ("McAteer"), an individual resident of the State of Georgia, and Samuel King ("King") (collectively with McAteer, the "Shareholders" and, each individually, a "Shareholder"), an individual resident of the State of Georgia.


                                W I T N E S S E T H:


       WHEREAS, McAteer owns 800 shares of the Company's common stock, par value $1.00 per share ("Company Stock"); and

       WHEREAS, King owns 200 shares of Company Stock; and

       WHEREAS, the Company Stock owned by the Shareholders constitutes 100% of the issued and outstanding shares of Company
Stock; and

       WHEREAS, Purchaser owns all of the outstanding capital stock of Merger Sub; and

       WHEREAS, the respective Boards of Directors of Purchaser, Merger Sub and the Company have approved this Agreement and the transactions contemplated hereby in accordance with the require-ments of applicable law and the Articles or Certificate of Incorporation and the Bylaws of such party; and

       WHEREAS, Purchaser, as the sole shareholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby pursuant to action taken by written consent in accordance with the requirements of applicable law and the Articles of Incor-poration and Bylaws of each of Merger Sub and Purchaser; and

       WHEREAS, the Shareholders of the Company have approved this Agreement, and the transactions contemplated hereby pursuant to action taken by unanimous written consent in accordance with the requirements of applicable law and the Articles of Incorporation and the Bylaws of the Company; and

       WHEREAS, pursuant to Section 368 of the Internal Revenue
Code of 1986, as amended, Purchaser desires to acquire by merger of Merger Sub into the Company the business of the Company upon the terms and conditions set forth below;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER



SECTION 1.1 The Surviving Corporation. Subject to the terms and conditions of this Agreement and the Georgia Business Corporation Code (the "GBCC"), at the Effective Time (as herein-after defined), Merger Sub shall be merged with and into the Company (the "Merger"), and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Georgia.

SECTION 1.2 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

SECTION 1.3 Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

SECTION 1.4  Directors.  The directors of Merger Sub
immediately prior to the Effective Time shall become the directors of the Surviving Corporation, such directors to hold office from the Effective Time until their respective successors are duly elected and qualified.

SECTION 1.5  Officers.  The officers of the Surviving
Corporation shall consist of McAteer (as President), King (as Vice President), and such other officers as shall be duly elected and qualified, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

SECTION 1.6 Effective Time. If all the conditions set forth herein shall have been fulfilled or waived in accordance with the terms hereof and this Agreement shall not have been terminated in accordance with Article V hereof, the parties hereto shall cause a Certificate of Merger meeting the requirements of the GBCC (the "Merger Certificate") to be properly executed and filed on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Georgia. The Merger shall become effective as of the time of filing of the properly executed Merger Certificate.
The date and time when the Merger becomes effective is herein referred to as the "Effective Time".

SECTION 1.7 Conversion of the Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) Company Stock. Each share of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into one hundred twenty-five (125) shares of common stock, par value $.01 per share, of Purchaser ("Purchaser Stock") (the ratio of 125 shares of Purchaser Stock to one share of Company Stock is referred to herein as the "Conversion Ratio"); provided, however, that the Conversion Ratio shall be subject to adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Company Stock outstanding.

(b) Merger Sub Stock. Each share of capital stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of the Company Stock.

(c) Treasury Stock. Each share of common stock issued and outstanding immediately prior to the Effective Time that is then held in the treasury of the Company shall be cancelled and retired, without any conversion thereof or payment of any consideration therefor.

(d) Warrants, Stock Options, etc. Each warrant, stock option or other right, if any, to purchase shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be cancelled (whether or not such warrant, option or other right is then exercisable) and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

SECTION 1.8  Exchange of Shares.

(a)  Exchange.
     At the Closing, subject to the terms and conditions hereof, upon surrender by each Shareholder of all certi-ficates that immediately prior to the Effective Time represented shares of Company Stock held by such Shareholder ("Certificates"), Purchaser shall deliver to such Shareholder one or more certifi-cates as requested by such Shareholder (properly issued, executed and countersigned, as appropriate) representing the aggregate number of shares of Purchaser Stock to which such Shareholder shall have become entitled pursuant to the provisions of Section 1.7 hereof. From the Effective Time until surrender in accordance with the provisions of this Section 1.8 each Certificate shall represent for all purposes only the right to receive the consideration pro-vided for herein.

(b)  No Transfers after Effective Time.  After the
Effective Time, there shall be no transfers on the stock transfer books of Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

SECTION 1.9  Adjustment Event.

(a) Adjustment Event. In the event of any change in Purchaser Stock between the date of this Agreement and the Effec-tive Time by reason of any stock dividend, stock split, stock issuance without consideration, subdivision, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Conversion Ratio shall be appropriately adjusted so that each Shareholder shall receive the same propor-tionate amount of outstanding Purchaser Stock that such Shareholder would have been entitled to receive if the Effective Time had been immediately prior to such Adjustment Event.

SECTION 1.10  Closing.

(a)  Closing.  The Merger shall be consummated (the
"Closing") on the second business day following the day on which the last of the conditions (other than those conditions which by their terms are to occur only at the Closing) set forth in Article I hereof shall have been satisfied or, if permissible, waived (the "Closing Date"), at the offices of Purchaser or Purchaser's counsel in Atlanta, Georgia, or at such other place and time and/or on such other date as the parties may hereafter agree in writing.

(b) Deliveries. At the Closing, the Shareholder shall execute and deliver to Purchaser the Certificates, duly endorsed in blank, or with separate notarized stock powers attached thereto and signed in blank, free and clear of all liens, security interests, claims, restrictions, and any other encumbrances whatsoever, in exchange for the delivery by Purchaser of certificates to the Shareholders representing Purchaser Stock as set forth in Sections 1.7, 1.8 and 1.9 hereof.

(c) Corporate Matters. At the Closing, the Shareholders will deliver to Purchaser the written resignations of all of the directors and officers of the Company, effective as of the Closing, except for the officers described in Section 1.5, and shall cause to be made available to the successor directors and officers all minute books, stock record books, books of account, corporate seals, contracts and other documents, instruments and papers be-longing to the Company and shall cause full possession and control of all of the assets of the Company and of all other things and matters pertaining to the operation of its business to be trans-ferred and delivered to the directors and officers of the Surviving Corporation. At the Closing, the Shareholders shall also deliver to Purchaser, and Purchaser shall deliver to the Shareholders, the certificates, opinions and other instruments and documents referred to herein.

SECTION 1.11  Additional Conditions to Purchaser's Obligations.
In addition to the conditions in Section 1.10 hereof, the obligation of Purchaser to consummate the Merger shall be subject to satisfaction or waiver by Purchaser of the following conditions prior to or on the Closing Date:

(a) Representations and Warranties. The representations and warranties of the Shareholders and the Company, as set forth in
Section 2.1 hereof, shall be true and correct on the Closing Date as if made at such date.

(b)  Performance of Obligations.  The Shareholders and the
Company shall have performed in all material respects all of their respective obligations hereunder to be performed by them on or prior to the Closing Date.

(c) Certificates. Purchaser shall have been furnished with a certificate signed by the President of the Company, and certificates signed by the Shareholders, each dated the Closing
Date, certifying to the fulfillment of the conditions specified in clauses (a) and (b) of this Section 1.11.

(d) Litigation. There shall not have been instituted by any governmental, regulatory or administrative agency or instrumen-tality, nor shall there be pending, any action or proceeding before any court or governmental regulatory or administrative agency or instrumentality which challenges the legality or validity of the transactions contemplated hereby.

(e) Resolutions. Purchaser shall have received a certified copy of resolutions duly adopted by the Board of Directors of the Company and the Shareholders approving this Agreement and the Merger.

(f) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the Company's and the Shareholders' respective execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Merger Certificate and any docu-ments required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of the Company following the Effective Time.

(g)  Opinion of the Company's Counsel.  At Closing,
Purchaser shall have received from Altman, Kritzer & Levick a written opinion dated the Closing Date in the form attached as
Exhibit 1.11(g).

(h) Liabilities. As of the Closing Date, the Company shall have satisfied all of its liabilities (including contingent liabilities) except for those liabilities set forth and the Company's performance of its obligations under those contracts described on Schedule 1.11(h) hereof.

(i) Completion of Due Diligence. Purchaser shall have completed its due diligence examination of the Company and the results of such examination shall have been reasonably satisfactory to Purchaser.

       SECTION 1.12  Additional Conditions to the Company's and
Shareholders' Obligations.  In addition to the conditions in
Section 1.10 hereof, the obligation of the Company and the Shareholders to consummate the Merger shall be subject to the satisfaction or waiver by them of the following conditions prior to or on the Closing Date:

(a) Representations and Warranties. The representations and warranties of Purchaser and Merger Sub, as set forth in Section
2.2 hereof, shall be true and correct on the Closing Date as if made at such date.

(b) Performance of Obligations. Purchaser and Merger Sub shall have performed in all material respects all of their respec-tive obligations hereunder to be performed by them on or prior to the Closing Date.

(c) Certificates. The Shareholders shall have been furnished with certificates signed by the President of each of Purchaser and Merger Sub, each dated the Closing Date, certifying to the fulfillment of the conditions specified in clauses (a) and
(b) of this Section 1.12.

(d) Litigation. There shall not have been instituted by any governmental regulatory or administrative agency or instru-mentality, nor shall there be pending, any action or proceeding before any court or governmental regulatory or administrative agency or instrumentality that challenges the legality or validity of the transactions contemplated hereby.

(e) Resolutions. The Shareholders shall have received a certified copy of resolutions duly adopted by the Board of Directors of Purchaser and the Board of Directors and shareholders of Merger Sub approving this Agreement and all of the transactions contemplated hereby.

(f) Other Agreements. Purchaser shall have executed and delivered the agreements set forth in Section 1.13 hereof.

(g) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body acquired in connection with the Purchaser's and the Merger Sub's execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Merger Certificate and any documents required to be filed after the Effective Time except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of the Purchaser or Merger Sub following the Effective Time.

(h) Opinion of Purchaser's Counsel. The Shareholders shall have received a written opinion from Rogers & Hardin dated the Closing Date in the form attached as Exhibit 1.12(h).

SECTION 1.13  Other Agreements.   Purchaser and the
Shareholders agree that at the Closing:

       (a)  Post-Employment Consulting Agreements.

           (i) Purchaser and McAteer shall execute and deliver a post-employment consulting agreement substantially in the form attached hereto as Exhibit 1.13(a)(i).

           (ii) Purchaser and King shall execute and deliver a post-employment consulting agreement substantially in the form attached hereto Exhibit 1.13(a)(ii).

       (b)  Registration Rights Agreement.  Purchaser and the
Shareholders shall execute and deliver a registration rights agree-ment substantially in the form attached hereto as Exhibit 1.13(b).

                            ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Representations and Warranties by Shareholders and the Company. The Shareholders and the Company jointly and severally represent and warrant to Purchaser as follows:

(a) Ownership of Shares. Each Shareholder is the record and beneficial owner of the shares of the Company Stock attributed to such Shareholder on Schedule 2.1(a) hereof and, at the Closing, will own all such shares free and clear of any liens, claims, options, charges, encumbrances or rights of others.

(b) Consents. Subject to the filing and recordation of the Merger Certificate, each Shareholder and the Company may enter into this Agreement and perform his obligations under this Agreement without the necessity of obtaining any consent from anyone, including any governmental authority.

(c) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The Company has all requisite corporate power and corporate authority to own or lease and operate its properties and assets and to carry on its business as, and in the places where, such properties and assets are now owned or leased and operated and such business is now being con-ducted. Attached hereto as Schedule 2.1(c)(i) is a true and complete copy of the Articles of Incorporation and Bylaws of the Company, as amended. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction, other than California, in which the failure to be so qualified would have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company. The Company is currently undertaking to qualify as a foreign corporation authorized to transact business within the State of California. Schedule 2.1(c)(ii) contains a true and correct list of the jurisdictions in which the Company is qualified to do business as a foreign corporation. The Company has delivered to Purchaser for inspection its respective minute books and stock records. Except as set forth in Schedule 2.1(c)(iii), the Company has no subsidiaries. Each of the subsidiaries set forth on Schedule 2.1(c)(iii) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as, and in the places where, such properties and assets are now owned or leased and operated and such business is now being conducted. For purposes of this Section, the term "subsidiary" shall mean any corporation or other business entity of which the Company owns a majority of the outstanding voting securities entitled to vote for the election of directors or an equivalent equity interest.

(d) Continuity of Interest. There is no plan or intention by the Shareholders to sell, exchange or otherwise dispose of a number of shares of Purchaser Stock received in the Merger that would reduce the Shareholders' ownership of the Purchaser Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the formerly outstanding Company Stock as of the Effec-tive Time.

(e) Capitalization of the Company. The authorized capital stock of the Company consists of 10,000 shares of Company Stock of which 1,000 shares are validly issued and outstanding, all of which are fully paid and nonassessable and free of preemptive rights. Except as set forth on Schedule 2.1(e), there are no outstanding options, warrants, convertible securities or other rights, agree-ments, arrangements or commitments obligating the Company or any Shareholder to issue or sell any shares of capital stock of the Company. Except as contemplated under Article II hereof, no dividends shall have been declared prior to Closing with respect to any shares of capital stock of the Company which shall not have been paid prior to Closing.

(f)  Authority Relative to Agreement; Non-Contravention.
The Company and the Shareholders have all requisite power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement by the Company and the Shareholders and the per-formance by the Company and the Shareholders of its obligations hereunder and the consummation of the Merger and the other trans-actions provided for herein have been duly and validly authorized by all necessary action on the part of the Company and the Share-holders. This Agreement has been duly executed and delivered by the Company and the Shareholders and (i) constitutes the valid and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles, and (ii) does not (A) conflict with any provision of the Articles of Incorporation or Bylaws of the Company or (B) to the Shareholders' knowledge, result in any violation of or default under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regula-tion applicable to the Company or the Shareholders or their respec-tive assets and properties or any agreement or understanding between any administrative or regulatory authority or any rules or regulations of any trade association or organization of which the Company or the Shareholders are members, if such conflict, viola-tion, default or acceleration would have a material adverse effect on the assets, liabilities, results of operations or financial condition, business or prospects of the Company taken as a whole.

(g) Financial Statements. Attached to Schedule 2.1(g)(i) are true, correct and complete copies of (i) the balance sheets of the Company as of December 31, 1994 (the "Latest Year-End Balance Sheet") and 1993, and the related statements of income, stock-holders' equity, and cash flows for the years then ended, together with the report thereon of [accountant]. Also attached to Schedule 2.1(g) is a true, complete and correct copy of the unaudited balance sheet of the Company at November 30, 1995 and the related unaudited statement of income and retained earnings for the period from the Latest Year-End Balance Sheet Date to November 30, 1995. All of the foregoing financial statements (the "Financial State-ments") were prepared in accordance with generally accepted accounting principles ("GAAP") and, subject to any qualifications set forth in the applicable notes and schedules, to the Share-holders' knowledge present fairly the financial position and results of operations of the Company at the dates and for the periods covered thereby. To the Shareholders' knowledge, the Company has no liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than (x) current liabilities and obligations which are recurring in nature and not overdue on their terms, (y) liabilities and obligations reflected and adequately provided for on the latest Balance Sheet and (z) liabilities and obligations arising in the ordinary course of business of the Company since the date of the Latest Year-End Balance Sheet. Schedule 2.1(g)(iii) sets forth a true and complete list of each loss contingency of the Company exceeding $5,000, if it is "probable" (within the meaning of SFAS 5) that future events will confirm the loss or impairment of an asset or the incurrence of a liability.

(h) Books of Account; Returns and Reports; Taxes. To the Shareholders' knowledge, the books of account of the Company fairly reflect (i) all transactions relating to the Company and (ii) all items of income and expense, assets and liabilities and accruals relating to the Company. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. For taxable years beginning on and after May 1, 1988, the Company has continuously been (and currently is) an "S" corporation within the meaning of Section 1361 of the Code and the equivalent provisions of all applicable state income tax statutes. To the Shareholders' knowledge, the Company has duly filed all federal, state, local and foreign tax returns required to be filed by it through the last date hereof and has duly paid or made adequate provision for the payment of all taxes which are due and payable for taxable years ending on or before the date immediately preceding the Closing Date. To the Shareholders' knowledge, the liability for taxes reflected in the Latest Year-End Balance Sheet (excluding any reserve for deferred taxes or portion thereof which is attributable to differences between the timing of income or deductions for tax and financial accounting purposes) is sufficient for the payment of all accrued but unpaid taxes, whether or not disputed, for the period then ended and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations conducted by the IRS or any other taxing authority prior to the date hereof have been paid, fully settled or ade-quately provided for in the Latest Year-End Balance Sheet. There are no pending claims asserted for taxes of the Company or out-standing agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company for any period. The Company has made all estimated income tax deposits through the date hereof and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local, foreign and other laws. The Company has made available to Purchaser true, complete and correct copies of its federal income tax returns for the last three (3) taxable years and made available such other tax returns as have been requested by Purchaser.

(i)  No Default or Litigation.

           (i) The business of the Company is being conducted in compliance with, and the Company has made (or has caused to be made) all material filings required by, the laws, orders, regulations, policies and guidelines of all applicable govern-mental entities (including, without limitation, applicable laws, orders and regulations relating to labor relations or environmental protection).

           (ii) The Company is not in default under the terms of any outstanding contract, agreement, lease or other commitment and there does not currently exist under any such contract, agreement, lease or commitment any condition or event that, with notice or lapse of time or both, would constitute a default.

           (iii) Except as set forth on Schedule 2.1(i)(iii), there are no actions at law, suits in equity, administrative proceedings or claims pending or threatened against or affect-ing the Company or its assets or properties.

           (iv) The Company has not received written notice that it has been charged by any governmental entity with any viola-tion of any applicable law, order or regulation and the Company is not threatened by any governmental entity with a charge of any violation of, any applicable law, order or regulation.

           (v) The Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumen-tality issued or entered in a proceeding to which the Company is or was a party which is binding upon the Company.

         (vi) Neither the Company nor the Shareholders are aware of any issue that, if discovered upon audit by any governmental or accounting agency, would have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Company.

(j) Licenses, Permits and Authorizations. The Company has validly and legally obtained and duly holds all material approvals, licenses or other permits of all governmental or regulatory agencies, whether federal, state or local, which are required for the operation of its business as it is presently being conducted.

(k)  Labor Controversies.  Except for that certain
Collective Bargaining Agreement identified in Schedule 3.9 (the "Union Agreement"), the Company is not a party to any collective bargaining agreement with respect to any of its employees. Except as set forth in Schedule 2.1(k), there are no labor controversies presently pending or, to the best of the Company's and the Shareholders' knowledge, threatened against the Company.

(l)  Employee Benefit Plans.

           (i) Except as required under the Union Agreement, neither the Company nor any Affiliate contributes to any multi-employer pension plan as defined in Section 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA"). Except as set forth on Schedule 2.1(l) or under the Union
   Agreement:

               (a) There is no "employee welfare benefit plan" (as defined in Section 3(l) of ERISA maintained by the Company or any corporate or other trade or business under common control of the Company (hereinafter, an "Affiliate"), within the meaning of Section 414 of the Internal Revenue
   Code of 1986, as amended (the "Code"), or to which the Company or any Affiliate thereof contributes or is required to contribute (such plans being hereinafter collectively referred to as "Employee Welfare Benefit Plans") for employees or for former employees of the Company.

               (b) There is no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Company or any Affiliate, and there is no such plan to which the Company or any Affiliate contributes, is required to contribute or has contributed (such employee benefit plans being hereinafter collectively referred to as the "Employee Pension Benefit Plans"). Neither the Company nor or any Affiliate maintains or contributes to any pension plan (including any multi-employer pension plan as defined in Section 3(37) of ERISA) which is subject to the provision of Part 3 of Title I or Title IV of ERISA.

               (c) Neither the Company nor any Affiliate maintains any tax-qualified plans within the meaning of Section 401 of the Code.

               (d) Neither the Company nor any Affiliate is a party to or obligated under any agreement, plan, contract or other arrangement pursuant to which the Company or any Affiliate or Purchaser is or might be required to make payments that would not be deductible or capitalizable for federal income tax purposes by reason of the application of
   Section 280G of the Code. Further, the consummation of the transactions contemplated by this Agreement will not by their occurrence result in any employee becoming entitled to severance payments from the Company or any Affiliate.

               (e) The Company and all Affiliates have complied with the requirements of Section 162(k) of the Code regarding continuation of health care coverage under any group health plans.

               (f) Except as contemplated in Article III hereof, there are no material liabilities (in excess of $5,000 individually or $50,000 in the aggregate), absolute or contingent, of the Company, or of any employee, officer, director or any person which may have indemnity rights or contribution rights or other recourse against the Company with respect thereto, to any employee benefit plan, pro-gram, practice, arrangement, agreement or understanding, whether written or oral, except for liabilities which have been fully accrued on the most recent Financial Statements.

           (ii) Neither the Company nor any Affiliate currently has any liability to make any withdrawal liability payment to any pension or welfare benefit plan that is a "multiemployer plan" within the meaning of Section 400(a)(3) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Affiliate is delinquent in making contributions required to be paid to any Multiemployer Plan. There is no pending dispute between the Company or any Affiliate and any Multiemployer Plan concerning payment of contributions or withdrawal liability payment.

           (iii) Neither the Company nor any Affiliate (a) has incurred (or has experienced any event that will, within the ensuing twelve months, result in) a withdrawal, either complete or partial (as defined in Section 4203 or 4205 of ERISA), from any Multiemployer Plan, or (b) has incurred a decline in con-tributions to any Multiemployer Plan such that, if the current state of contributions continues, a seventy-percent decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years. Neither the Company nor any Affiliate has received any notice of any failure by a Multi-employer Plan to satisfy the minimum funding requirements of
   Section 412 of the Code, or of any application for or receipt of a waiver of such minimum funding requirements with respect to any Multiemployer Plan.

           (iv) For each Multiemployer Plan (including each welfare benefit plan which, pursuant to its trust agreement, operating rules, or otherwise, imposes any post-withdrawal liability of contribution obligations upon employers with-drawing from such plan) to which the Company or an Affiliate has an obligation to contribute (or otherwise is regarded as an employer in relation to such plan within the meaning of Section 3(5) of ERISA), the Multiemployer Plan has no unfunded vested benefits for withdrawal liability purposes as of the date hereof and the Company would not be subject to withdrawal liability imposed by such Multiemployer Plan if the Company were to withdraw from the Multiemployer Plan in a complete withdrawal as of the date hereof.

   (m) Environmental Matters. There has been no release of a hazardous substance, as that term is defined in the Com-prehensive Environmental Response, Compensation and Liability
   Act of 1980, 42 U.S.C. Section 9601(14), or any petroleum product by the Company into the environment at any property ever owned, leased, managed or used by the Company (the "Premises"), in-cluding, without limitation, any such release in the soil or groundwater underlying the Premises and, to the best knowledge of the Company and the Shareholders, there has been no such release by any other party at any of the Premises. The Company has not disposed of any material at any hazardous waste treat-ment or disposal facility and has not disposed of any hazardous substances (as defined above) at any location. The Company has not received notice of any violation of any Environmental Law nor has it been advised of any claim or liability pursuant to any Environmental Law brought by any governmental agency or private party. There are no Environmental Liabilities (as defined below) of the Company. As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licen-ses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contami-nants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, pro-cessing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and
   (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including asbestos, petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

(n) Intellectual Property. Schedule 2.1(n) sets forth a complete and correct list of (i) each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, copyright and proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form, but excluding computer software routinely licensed to the public for use on personal computers) (collectively, "Intellectual Property") that is owned, used or licensed by the Company and that is material to its business and a description of whether such Intellectual Property is owned or licensed by the Company. Except as noted on Schedule 2.1(n), the Company has the right to use such Intellectual Property and the current use by the Company of such Intellectual Property does not infringe upon the rights of any other person. To the best of the Company's and the Shareholders' knowledge, no other person is infringing upon the rights of the Company in any such Intellectual Property.

(o) Title to Properties; Absence of Liens and Encum-brances, Etc. The Company does not own, nor has it at any time owned, any real property. All real and personal property leased to or managed by the Company is described in Schedule 2.1(o) hereof. Except as set forth in Schedule 2.1(o), the Company has good and marketable title to all its properties and assets, real, personal and mixed, used in its business free and clear of any liens, charges, pledges, security interests or other encumbrances, except for liens with respect to (i) those items shown on Schedule 2.1(o) hereto; (ii) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent; and (iii) liens for taxes not yet due. All leases under which the Company is the lessee of any real or per-sonal property, and all contracts under which the Company is manager of any real property, are valid and binding on the lessors, or the owners, as the case may be, thereunder in accordance with their respective terms.

(p)  Contracts and Commitments.  Except as set forth on
Schedule 2.1(p) or Schedule 2.1(l) or as contemplated under Article III, the Company is not a party to or subject to any liabilities arising from:

           (i) any management or employment contract, special termination agreement or other contract for personal services with an officer, consultant, director, employee or other person that is not terminable by the Company on not more than one (1) month's notice without penalty;

           (ii) any single contract to sell goods or any single contract to purchase goods which exceeds $5,000 in price which was not incurred in the ordinary course of business;

           (iii) except for the Union Agreement, any agreement providing for liability for severance pay, labor contracts, or labor or personnel policies;

           (iv) any contract, agreement, or instrument, not reflected in the Financial Statements, evidencing or relating to any outstanding indebtedness for borrowed money or the deferred purchase price of property, or any direct or indirect guarantee of any such indebtedness or deferred purchase price;

           (v) except as noted under Schedule 2.1(n) or 3.9 or as contemplated under Article III, any agreement that restricts the right of the Company to engage in any line of business, solicit employees or customers or otherwise compete in any line of business;

           (vi) any contract, commitment, or agreement that involves (A) any single capital expenditures by the Company in excess of $5,000 which expenditure is not in the ordinary course of the Company's business or (B) except as contemplated in Article III, the disposition of any assets reflected in the Financial Statements not in the ordinary course of business consistent with past practices;

           (vii) except as contemplated under Article III, any contract, commitment, or agreement between (A) the Company and
   (B) any shareholder, officer or director (or any of their affiliates) of the Company;

           (viii) except for that certain Agreement of Limited Partnership of Wesley Hotel Group, Ltd. dated April 18, 1988, as amended (the "Partnership Agreement"), and that certain Certificate of Limited Partnership of Wesley Hotel Group, Ltd. dated April 18, 1988, as amended, any partnership agreement in which the Company is a partner; or

           (ix) except for the Partnership Agreement, any joint venture contract or arrangement or any other agreement that involves a sharing of profits.

       Complete and correct copies (in the case of any of the foregoing that are in writing) or descriptions (in the case of any of the foregoing that are not in writing) of each of the foregoing have been delivered to Purchaser.

(q) Insurance. The Company has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will maintain such insurance at least through the Effective Time. The Company has heretofore provided to Purchaser a true and complete list of its current insurance coverages, including names of carriers, amounts of coverage and premiums therefor. The Company has made available to Purchaser true and complete copies of all insurance policies covering the Company, its properties, assets, employees and operations.

(r)  Absence of Certain Changes.

           (i) Since the Latest Year-End Balance Sheet Date, except as described on Schedule 2.1(r) or contemplated under
   Article III, there has not been (A) to the Shareholders' knowl-edge, any material adverse change in the assets, liabilities, results of operations, financial condition, business or pro-spects of the Company, (B) any damage, destruction, loss or casualty to property or assets of the Company, whether or not covered by insurance, which property or assets are material to the operations or business of the Company, (C) except as con-templated under Article III, any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of the capital stock of the Company or any split, combination or reclassification of shares of capital stock declared or made by the Company, or (D) to the Shareholders' knowledge, any agreement to do any of the foregoing.

           (ii) Except as set forth on Schedule 2.1(r), since the Latest Year-End Balance Sheet Date, there have not been, with respect to the Company (A) any material assets mortgaged, pledged or made subject to any lien, charge or other encum-brance, (B) any material liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (C) any material claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfac-tion, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past prac-tice since the date of the Latest Year-End Balance Sheet Date,
   (D) any material guarantees, checks, notes or accounts receiv-able written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice,
   (E) any material write down of the value of any asset or invest-ment on the Company's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (F) to the Shareholders' knowl-edge, any cancellation of any material debts or waiver of any material claims or rights of substantial value, or sale, transfer or other disposition of any material properties or assets (real, personal or mixed, tangible or intangible) of su1bstantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed $50,000 in the aggregate, (G) any single capital expenditure or commitment in excess of $5,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $50,000 (on a combined basis) for additions to property or equipment, (H) any other material transactions entered into other than in the ordinary course of business, (I) any agree-ments to do any of the foregoing, or (J) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condi-tion, business or prospects of the Company.

(s) Accounts Receivable. All accounts receivable of the Company as set forth on the Latest Year-End Balance Sheet or arising since the Latest Year-End Balance Sheet Date (i) have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and
(ii) to the Shareholders' knowledge are collectible at the recorded amounts thereof (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to litigation or assignment to a collection agency), net of (in the case of accounts receivable set forth on the Latest Year-End Balance Sheet) any allowance for doubtful accounts reflected in the Latest Year-End Balance Sheet and net of (in the case of accounts receivable arising since the Latest Year-End Balance Sheet
Date) an allowance for doubtful accounts established on a basis consistent with the allowance reflected in the Latest Year-End Balance Sheet. Nothing contained in this Paragraph shall consti-tute any guarantee or assurance by the Shareholders that any such accounts receivable shall be collectible by the Company or Pur-chaser and the Shareholders shall have no liability from the Company's or Purchaser's failure or inability to collect any such accounts.

(t) Accuracy of Statements. No representation or warranty made herein, and no statement, exhibit certificate or schedule furnished, or to be furnished, by the Company or the Shareholders to Purchaser pursuant hereto, or in connection with the transac-tions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(u)  Affiliates.  For purposes of Rule 145 under the
Securities Act of 1933, as amended (the "Securities Act"), there are no persons (other than the Shareholders) who are "affiliates" of the Company.

(v) Qualification of Shareholders. Each Shareholder, with respect to himself and not with respect to the other Shareholders, represents and warrants that he (i) is acquiring the Purchaser Stock to be issued in the Merger for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such Purchaser Stock has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registra-tion provisions thereof which depend upon, among other things, the bona fide nature of such Shareholder's investment intent as ex-pressed herein; (iii) is able to bear the economic risk of invest-ment in such Purchaser Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such Purchaser Stock; and (iv) understands and acknowledges that such Purchaser Stock will be "restricted securities" as that term is defined in Rule 144 under the Securi-ties Act and that the certificate representing such Purchaser Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to Purchaser that such transfer is exempt therefrom is delivered to Purchaser or (B) the transfer is made pursuant to an effective registration statement under the Securi-ties Act and any applicable state securities law

       SECTION 2.2  Representations and Warranties by Purchaser.
Purchaser represents and warrants to the Company and the Share-holders as follows:

(a) Organization of Purchaser. Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own or lease and operate its properties and assets and to carry on its business as, and in the places where, such properties and assets are now owned or leased and operated and such business is now being conducted. Merger Sub is duly incorporated and validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to carry on its business as such business is now, and at the time of Closing, will be conducted. Purchaser has delivered to the Company a true, correct and complete copy of the Certificate or Articles of Incorporation and Bylaws of Purchaser and Merger Sub, and all amendments thereto, as in effect on the date hereof. Purchaser is duly qualified and authorized to transact business in the State of Georgia.

(b)  Authority Relative to Agreements; Non-Contravention.
Purchaser and Merger Sub have all requisite corporate power and corporate authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and perfor-mance of this Agreement have been duly authorized by the Board of Directors of Purchaser and the Board of Directors and the share-holders of Merger Sub. This Agreement and has been duly executed and delivered by Purchaser and Merger Sub and (i) constitutes a valid and binding obligation of Purchaser and Merger Sub, enforce-able against Purchaser and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or the collection of debtors' obligations in general or by general equitable principles, and (ii) do not (A) conflict with any pro-vision of the Articles or Certificate of Incorporation or Bylaws of Purchaser or Merger Sub or (B) result in any violation of or default under, or permit the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instru-ment, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applic-able to Purchaser or Merger Sub or their respective properties or any material agreement or understanding between any administrative or regulatory authority or any rules or regulations of any trade association or organization of which Purchaser or Merger Sub is a member, if such conflict, violation, default, or acceleration would have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Pur-chaser and its subsidiaries (including Merger Sub) taken as a whole. Merger Sub has not previously conducted any business and is not a party to any material contract other than this Agreement.
For purposes of this Agreement, the term "subsidiary," when used with respect to Purchaser, shall mean any corporation or other business entity of which Purchaser owns a majority of the outstand-ing securities entitled to vote for the election of directors or an equivalent equity interest.

<c)  Financial Statements.  Purchaser's Form 10-K for the
fiscal year ended August 31, 1995 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Form 10-K") is true and correct and fairly presents the financial position and results of operations of the Company for the period covered thereby.

(d) Issuance of Purchaser Stock. Purchaser has duly authorized the issuance of the shares of Purchaser Stock that will be issued in the Merger and, when the certificates representing such shares of Purchaser Stock are delivered pursuant to the terms of this Agreement, such shares of Purchaser Stock will be duly and validly issued, fully paid and non-assessable. All shares of capital stock of Purchaser issued prior to the Closing have been duly and validly issued and are fully paid and nonassessable.

(e) Consents. Except for the filing and recordation of the Merger Certificate, Purchaser and Merger Sub have obtained each approval or consent of, and have made each filing with or notice to, each governmental and regulatory body and each other third party required in connection with the execution and delivery by Purchaser and Merger Sub of this Agreement, the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and the performance by Purchaser and Merger Sub of their respective obligations hereunder.

(f) Capital Stock. The authorized capital stock of Purchaser consists of 5,000,000 shares of Purchaser Stock and 1,000,000 shares of preferred stock, par value $1.00 ("Preferred Stock"), of which 963,480 shares of Purchaser Stock are issued and outstanding on the date hereof and _____ shares of Preferred Stock are issued and outstanding as of the date hereof. Purchaser has ____ options outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of Merger Sub are owned by Purchaser.

(g) Certain Matters Relating to Treatment of the Merger as a Reorganization. (i) Following the closing of the merger, the Surviving Corporation will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub; for purposes of the foregoing, amounts used by the Surviving Corporation or Merger Sub to pay expenses of the Merger and all redemptions and distributions (except for regu-lar, normal dividends) made by the Surviving Corporation will be included as assets of the Surviving Corporation or the Merger Sub, respectively, immediately prior to the consummation of the Merger;
(ii) prior to the consummation of the Merger, Purchaser will be in control of Merger Sub within the meaning of Section 368(c)(1) of the Code; (iii) Purchaser has no plan or intention to cause the Surviving Corporation to issue additional shares of the Surviving Corporation's capital stock that would result in Purchaser losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code; (iv) Purchaser has no plan or intention to reacquire any of its capital stock that will be issued in the Merger; (v) Purchaser has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into any corporation other than the Merger Sub, to sell or other-wise dispose of any of the capital stock of the Surviving Corpora-tion except for transfers of stock to corporations controlled by Purchaser that would not result in Purchaser losing control of the Surviving Corporation within the meaning of Section 368(c)(1) of the Code, or to cause the Surviving Corporation to sell or other-wise dispose of any of its assets or of any of the assets acquired from the Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation con-trolled by Surviving Corporation; and (vi) following the consumma-tion of the Merger, Purchaser will cause the Surviving Corporation to continue its historic business or to use a significant portion of its historic business assets in a business. All parties intend for the Merger and all transactions contemplated herein to con-stitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and in this regard, Purchaser and Merger Sub will file all reports consistent with such intention and shall undertake all actions and do all things reasonably necessary to comply with such intention.

(h) Accuracy of Statements. No representation or warranty made by Purchaser herein, and no statement, exhibit certificate or schedule furnished, or to be furnished, to the Company or the Shareholders pursuant hereto, or in connection with the transac-tions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(i)  Taxes and Solvency.  Each of Purchaser and Merger
Sub has paid or adequately provided for the payment of any and all taxes applicable to Purchaser, Merger Sub, their respective operations or their respective assets and have timely filed all reports and returns relating to any such taxes. Each of Purchaser and Merger Sub is solvent in that it has assets in excess of its liabilities and is able to pay its debts and meets its obligations as the same become due and payable.

(j)  No Default or Litigation.

           (i) The business of Purchaser is being conducted in compliance with, and Purchaser has made (or has caused to be made) all material filings required by the laws, orders, regulations, policies and guidelines of all applicable govern-mental entities (including, without limitation, applicable laws, orders and regulations relating to labor relations or environmental protection).

           (ii) The Purchaser is not in default under the terms of any outstanding contract, agreement, lease or other commit-ment and there does not currently exist under any such con-tract, agreement, lease or commitment any condition or event that, with notice or lapse of time or both, would constitute a default.

           (iii) Except as set forth on the Form 10-K, there are no actions at law, suits in equity, administrative proceedings or claims pending or threatened against, or affecting the Purchaser which could have a material adverse effect on the financial condition of the Purchaser.

           (iv) The Company has not received written notice that it has been charged by any governmental entity with any viola-tion of any applicable law, order or regulation and the Purchaser is not threatened by any governmental entity with a charge of any violation of, any applicable law, order or regulation.

           (v) The Purchaser is not subject to any judgment, order, writ, injunction, decree or award of any court, arbi-trator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which the Purchaser is or was a party which is binding upon the Pur-chaser.

            (vi) The Purchaser is not aware of any issue that, if discovered upon audit by any governmental or accounting agency, would have a material adverse effect on the assets, liabi-lities, results of operations, financial condition, business or prospects of the Purchaser.

(k) Licenses, Permits and Authorizations. The Purchaser has validly and legally obtained and duly holds all material appro-vals, licenses or other permits of all governmental or regulatory agencies, whether federal, state or local, which are required for the operation of its business as it is presently being conducted.

(l) Environmental Matters. There has been no release of a hazardous substance, as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14), or any petroleum product by the Purchaser into the environment at any property ever owned, leased, managed or used by the Purchaser (the "Premises"), including, without limitation, any such release in the soil or groundwater underlying the Premises and, to the best knowledge of the Purchaser, there has been no such release by any other party at any of the Premises. The Purchaser has not disposed of any material at any hazardous waste treatment or disposal facility and has not disposed of any hazardous sub-stances (as defined above) at any location. The Purchaser has not received notice of any violation of any Environmental Law nor has it been advised of any claim or liability pursuant to any Environmental Law brought by any governmental agency or private party. There are no Environmental Liabilities (as defined below) of the Purchaser. As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restric-tions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufac-ture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous
Substances or wastes or the clean-up or other remediation thereof. "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of its subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or condi-tions existing on or prior to the Closing Date. "Hazardous
Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including asbestos, petroleum, its deriva-tives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing charac-teristics, including, without limitation, any substance regulated under Environmental Laws.

     (m) Absence of Certain Changes. Since August 31, 1995, there has not been (A) to the Purchaser's knowledge any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of the Purchaser, (B) any damage, destruction, loss or casualty to property or assets of the Purchaser, whether or not covered by insurance, which property or assets are material to the operations or business of the Pur-chaser, (C) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of Purchaser or any redemption or any other acquisition by Purchaser of any of the capital stock of Purchaser or any split, combination or reclassification of shares of capital stock declared or made by Purchaser, or (D) to the Purchaser's knowledge any agreement to do any of the foregoing.

       (n) Voting Rights of Purchaser Stock. The Purchaser Stock received by McAteer and King pursuant to this Agreement in conversion for their respective shares of Company Stock carries with it full and complete voting rights with regard to Purchaser and its operations, which voting rights are not inferior to the voting rights of any other class of stock or securities issued by the Purchaser.

       SECTION 2.3 Acknowledgement of Parties. The parties mutually agree that as of the date hereof, the parties have in good faith determined the fair market value of the Purchaser Stock to be Five and 74/100s ($5.74) Dollars per share. Neither party shall have any liability or obligation to any other party hereto by reason of the accuracy of inaccuracy of such determination, nor shall any provision of this Section 2.3 constitute a representation or warranty by any party as to the value of any consideration received or relinquished pursuant to this Agreement.

                           ARTICLE III
                            COVENANTS

       SECTION 3.1 Preparation for Closing. The parties agree to use their best efforts to bring about the fulfillment of the conditions precedent to the Closing.

       SECTION 3.2 Conduct of Business. From the date hereof to the Closing Date, except as expressly provided for or contemplated by this Agreement, as set forth on Schedule 3.2, and as otherwise consented to by Purchaser in writing, the Company will, and the Shareholders will cause the Company to:

       (a) except as contemplated under Article III, carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with prudent management of its business, use reasonable efforts to preserve intact its present business organi-zation, keep available the services of its present customers, suppliers and others having business dealings with them;

       (b) use reasonable efforts to maintain all of the material structures, equipment and other tangible personal property used in its business in good repair, order and condition in all material respects except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty;

       (c) to the extent consistent with the prudent management of its business, keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried in respect of its business;

       (d) perform in all material respects all of its obliga-tions under agreements, contracts and instruments relating to or affecting its business;

       (e) maintain the books of account and records of its business in the usual, regular and ordinary manner;

       (f) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to its business;

       (g) not enter into or assume any agreement, contract or commitment of the character referred to in clauses (i) thru (ix) of
Section 2.1(p) except in the ordinary course of business;

       (h) except for the Company's acquisition of all outstand-ing stock in each of (i) California Eta Hotel Corp., (ii) Capital Alpha Hotel Corp., and (iii) Florida Beta Hotel Corp., the Company shall not merge or consolidate with, or agree to merge or consoli-date with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

       (i) except as contemplated under Article III hereof, to the extent not consistent with the prudent management of its business, permit or suffer to be taken, any action that, had it occurred since the Latest Year-End Balance Sheet Date, would have been required to be disclosed on Schedule 2.1(r) pursuant to
Section 2.1(r) hereof;

       (j) not grant any stock option or issue any shares of capital stock or securities convertible into or exercisable or exchangeable for any capital stock of the Company.

       In connection with the continued operation of the business of the Company between the date of this Agreement and the Effective Time, McAteer shall confer in good faith on a regular and frequent basis with one or more representatives of Purchaser designated in writing to report on operational matters and the general status of ongoing operations of the Company. The Shareholders acknowledge that Purchaser does not and will not waive any rights it may have under this Agreement as a result of such consultations, except to the extent such consultations cause Purchaser to have knowledge that, pursuant to Section 4.2(a)(i) hereof, limits the Share-holders' indemnification obligations under Article IV hereof. the Company shall also provide Purchaser as soon as available, but in no event later than 30 days after the end of each month, unaudited interim combined financial statements of the Company as at the end of the portion of their fiscal year then elapsed prepared in the same manner as the unaudited combined balance sheets referred to in
Section 2.1(g) were prepared.

     SECTION 3.3 Public Announcements; No Trading. No party will, at any time, without the prior written consent of the other parties, make any announcement, issue any press release or make any statement to any third party (other than legal, financial or accounting advisors for such party) with respect to this Agreement or any of the terms or conditions hereof except as may be necessary to comply with any law, governmental regulation or order and then only after prior written notice to the other parties of the timing, context and content of such announcement, press release or state-ment. Purchaser, the Company and the Shareholders shall not purchase or otherwise acquire any interest in any Purchaser Stock from the date hereof through the Closing Date.

   SECTION 3.4 No Solicitation. The Company and the Share-holders each undertake and agree that between the date of the execution of this Agreement and the Closing or termination of this Agreement, neither the Company, the Shareholders or their respec-tive officers, directors, representatives and agents, will indi-rectly or directly solicit, encourage or initiate the submission of proposals or offers from, or provide any confidential information to, or participate in discussions or negotiations or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group (other than Purchaser and its officers, employees, directors, representatives and agents) con-cerning the sale of any shares of Company Stock (whether by the Company or by Shareholders), or any merger, combination, sale of assets, or similar transactions. The Company and the Shareholders each agree to immediately cease any discussions or communications with any parties conducted prior hereto with respect to any of the foregoing. The Company and the Shareholders each will promptly notify Purchaser in the event any of them receives any proposals, offers or invitations to discuss any of the foregoing.

   SECTION 3.5 Access. Between the date of this Agreement and the Effective Time, the Company and the Shareholders will provide Purchaser and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances, to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its respective officers to furnish to Purchaser and its authorized representatives any and all financial, technical and operating data and other information pertaining to its business, as Purchaser shall from time to time reasonably request. Subject to the requirements of applicable law, Purchaser will keep confiden-tial all information and documents it obtains from the Company or the Shareholders in connection herewith except as otherwise con-sented to by the Company or the Shareholders; provided, however, that neither Purchaser nor Merger Sub shall be precluded from making any disclosure which it deems required by applicable law in connection with the transactions contemplated by the Agreement.

   SECTION 3.6 Supplements to Schedules. From time to time prior to the Effective Time, the Company, the Shareholders and Purchaser will each promptly supplement or amend the respective schedules which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such schedule or which is necessary to correct any information in any such schedule which has been rendered inaccurate thereby. No supplement or amendment to any such schedule shall have any effect for the purpose of deter-mining satisfaction of the conditions set forth in Article I of this Agreement.

     SECTION 3.7 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger herein to be effected on or prior to December 15, 1995 in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other desig-nees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, with-out limitation:

       (a) The Company, the Shareholders and Purchaser shall promptly make their filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any foreign, federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

       (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or regulatory authority is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceedings and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

       (c) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any represen-tation or warranty of the Company, the Shareholders, Purchaser or Merger Sub, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will or may result in the failure to satisfy any of the conditions specified in Article I hereof and (ii) any failure of the Company, the Shareholders, Purchaser or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them hereunder.

       (d) Without the prior written consent of Purchaser, the Company will not terminate any employee if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

       SECTION 3.8. Dividend Distributions. All parties ac-knowledge and agree that from and after the date hereof until the Closing, the Company and its subsidiaries will be distributing dividends to the Shareholders up to, but in no event in excess of, the "Accrued Surplus" (as hereinafter defined) of the Company and its subsidiaries. For purposes of this Agreement, the Accrued Surplus shall mean that amount by which the cash and accrued revenues and receivables of the Company and its subsidiaries which are attributable to any period ending or any Company or subsidiary activities occurring on or before the date of the Closing (the "Accrued Revenues") exceed the accrued expenses or payables of the Company and its subsidiaries (exclusive of accrued vacation for employees of the Company or its subsidiaries other than McAteer and
King) and those promissory notes identified in Section 3.11 which are attributable to any period ending or any Company or subsidiary activities occurring on or before the date of the Closing (the "Accrued Expenses"). All parties further agree that immediately prior to the Closing, the Company shall declare and may pay a dividend not in excess of the remaining undistributed Accrued Surplus determined as of the date of Closing which dividends shall be distributable by the Company to the Shareholders prior to or within thirty (30) days from and after the Closing. Additionally, the parties agree that in the event the Accrued Expenses exceed the Accrued Revenues as respectively determined on the date of the Closing, such excess amount shall be paid by the Shareholders to the Company within thirty (30) days after the Closing. The parties finally agree that notwithstanding anything contained in this Agreement to the contrary, any distributions made by the Company or its subsidiaries to the Shareholders as contemplated under this
Section 3.8 shall not constitute a violation or default under any other representation, warranty, covenant or other provision of the Company or the Shareholders contained in this Agreement.

       SECTION 3.9. Assumption and Continuation of Contractual Obligations. All parties acknowledge and agree that the Company shall, from and after the Merger and the date of the Closing, remain fully responsible for the complete and timely performance of all terms and provisions contained within and under (i) those contractual agreements (collectively the "Continuing Contracts") more specifically identified on Schedule 3.9 attached hereto and made a part hereof, and (ii) all other ordinary or necessary liabilities and obligations of the Company and its subsidiaries incurred in the normal and customary conduct of its business and operations. Additionally and specifically, all parties acknowledge and agree that from and after the date of the Merger and the Closing, Purchaser shall cause the Company and its subsidiaries to maintain, or if the Company or its subsidiaries fail for any reason to so maintain, Purchaser shall maintain insurance (collectively the "Continuing Insurance") commensurate in type, amount and scope of coverage to that currently maintained by the Company covering its operations, assets and properties and the actions, undertak-ings, omissions and errors of its representatives, including, without limitation, the Shareholders; provided further, that the Continuing Insurance shall be maintained with such insurers and contain such terms and conditions as are reasonably satisfactory to the Shareholders. Notwithstanding anything contained in this Agreement to the contrary, the Company's or Purchaser's performance of any obligation or incurrence of any liability under the Continu-ing Contract by reason of the continued existence, continued performance or termination thereof or otherwise pursuant to this Paragraph from and after the date of the Merger and the Closing shall in no event be deemed or constitute a violation or default under any other representation, warranty, covenant or other provision of the Company or the Shareholders contained in this Agreement.

       SECTION 3.10. Acquisition of Capital Stock. The parties acknowledge and agree that prior to the Merger, the Company shall acquire from McAteer all issued and outstanding capital stock owned by McAteer in each of (i) California Eta Hotel Corp., a California corporation, (ii) Capitol Alpha Hotel Corp., a corporation formed under the laws of the District of Columbia, and (iii) Florida Beta Hotel Corp., a Florida corporation, which acquisition shall result in the Company constituting the sole shareholder of all of the aforesaid three (3) corporations, whereupon all such corporations shall constitute subsidiaries of the Company for purposes of the application of all provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Company's acquisition of any of the corporations identified in this Paragraph shall not be deemed nor constitute a violation or default under any representation, warranty, covenant or other provision of the Company or the Shareholders contained in this Agreement.

       SECTION 3.11. Special Indemnity. Purchaser acknowledges and agrees that the Company is primarily liable for the prompt payment and performance of each of (a) that certain promissory note dated September 22, 1994 in the original principal amount of $57,143 made payable from McAteer to Lagrita, Inc., a Georgia corporation, (b) that certain promissory note dated September 22, 1994 in the original principal amount of $57,142 made payable from McAteer to Towito, Inc., a Georgia corporation, and (c) that cer-tain promissory note dated September 22, 1994 in the original principal amount of $5,715 made payable from McAteer to Amer Corp., a Georgia corporation (each of said promissory notes is hereinafter referred to as a "Subject Note" and collectively referred to as the "Subject Notes"), (ii) the Company duly and properly assumed full and exclusive responsibility for the payment of the Subject Notes from McAteer as of September 22, 1994, and (iii) it was the Com-pany's intention that McAteer be relieved of any and all individual responsibility for payment of the Subject Notes at the time of the Company's assumption thereof without the need or ability of obtain-ing the release of McAteer from the respective holders of the Subject Notes. As a result of the foregoing, each of the Purchaser and the Company jointly and severally agree to indemnify and hold McAteer harmless from and against any and all responsibility, liability, obligations, costs, damages, claims or other amounts, including without limitation reasonable attorney's costs incurred in defending any one or more of the foregoing, incurred or expended by McAteer under, in connection with or arising out of the exis-tence of any one or more of the Subject Notes or the Company's failure to timely make any payment or timely perform any obligation thereunder.

       SECTION 3.12. Miscellaneous Satisfaction of Obligations.
All parties acknowledge and agree that prior to the Closing, the Company shall cause to be paid to the Shareholders certain debts and obligations owed to such Shareholders by the Company, which debts and obligations shall include, in particular, (i) all amounts owed to McAteer under that certain Promissory Note dated September 22, 1994, in the original principal amount of $150,000 and (ii) all accrued employment benefits owed to either McAteer or King attribut-able to any period ending on or before the Closing Date; provided, however, that all such payments shall be charged against the Accrued Revenues in determining the amount of the Accrued Surplus under Section 3.8 hereof. The parties further agree that notwith-standing anything contained in this Agreement to the contrary, any payments made by the Company to the Shareholders as contemplated under this Section 3.12 shall not constitute a violation or default under any other representation, warranty, covenant or other provi-sion of the Company or the Shareholders contained in this Agree-ment.

                            ARTICLE IV
                         INDEMNIFICATION

   SECTION 4.1  Definitions.  For the purposes of this Article IV:

       (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

       (b) "Indemnitees" shall mean (i) with respect to Indem-nification Claims asserted under Section 4.2(a), Purchaser, the Company and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affi-liates (other than the Shareholders), and (ii) with respect to Indemnification Claims asserted under Section 4.2(b), the Share-holders.

       (c) "Indemnitor" shall mean each Shareholder, in connection with Indemnification Claims asserted under Section
4.2(a), and Purchaser in connection with Indemnification Claims asserted under Section 4.2(b).

       (d) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, determined on a net after-tax basis, including, without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

       (e) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     SECTION 4.2  Agreement to Indemnify.

       (a) Subject to the terms and conditions of this Article IV, each Shareholder agrees to severally indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

          (i) the inaccuracy, untruth, or incompleteness of any representation or warranty of such Shareholder contained in or made pursuant to this Agreement or in any certificate, schedule or exhibit furnished by such Shareholder in connection herewith that was not known to Purchaser prior to the Effective Time; or

          (ii) a breach of or failure to perform any covenant, undertaking, condition or agreement of such Shareholder made in this Agreement that was not known to Purchaser prior to the Effective Time.

       Except for Losses relating to or arising out of the repre-sentations and warranties set forth in Sections 2.1(l) and 2.1(m) hereof, each Shareholder's indemnification obligations shall be limited to the fair market value (determined at the time of the Indemnification Claim) of the shares of Purchaser's stock that such Shareholder received pursuant to the Merger under Sections 1.7, 1.8 and 1.9 hereof (the "Merger Shares") or, with respect to any Merger Shares that have been converted, to the value of the consideration such Shareholder received as a result of the conversion of such shares (determined at the time of such conversion) and each Share-holder shall be permitted to satisfy his indemnification obliga-tions hereunder by transferring to the Indemnitees Merger Shares and cash (in any combination) having an aggregate fair market value equal to the amount of the Indemnification Claim.

       (b) Subject to the terms and conditions of this Article IV, Purchaser agrees to indemnify, defend and hold harmless Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

           (i) the inaccuracy, untruth or incompleteness of any representation or warranty of Purchaser or merger Sub contained in or made pursuant to this Agreement or in any certificate, schedule or exhibit furnished by Purchaser or Merger Sub in connection herewith that was not known to the applicable Share-holder prior to the Effective Time; or

           (ii) a breach or failure to perform any covenant, undertaking, condition or agreement of Purchaser or Merger Sub made in this Agreement that was not known to the applicable
   Shareholder prior to the Effective Time.

       Purchaser's indemnification obligations shall be limited to the fair market value (as of Closing) of the shares of Purchaser's Stock that the Shareholders received pursuant to the Merger.

     SECTION 4.3  Procedures for Indemnification.

       (a) An Indemnification Claim shall be made by an Indem-nitee by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

       (b)  If the Indemnification Claim involves a Third Party
Claim, the procedures set forth in Section 4.4 hereof shall be observed by the Indemnitee and the Indemnitor.

       (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof.

       (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor and the Indem-nitee or otherwise, the Indemnitors shall pay the amount of such Indemnification Claim within ninety (90) days of the date such amount is determined.

   SECTION 4.4 Third Party Claims. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

     (a) The Indemnitee shall give the Indemnitor written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. Subject to the provisions of Section 4.7, the failure of the Indemnitee to notify the Indemnitor of such claim shall not relieve the Indem-nitor of any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. If the Indemnitee desires to participate in, but not control, any such defense, com-promise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the immediately preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnifi-cation Claim as specified in Section 4.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

     (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor. If the Indemnitee shall elect to exercise such right, the Indemnitor shall have the right to parti-cipate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

     (c) No settlement or compromise of a Third Party Claim involving the asserted liability of an Indemnitor under this
Article IV shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $25,000 or less where the Indemnitor has not responded within ten (10) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's prior written consent, which consent shall not be unreasonably withheld or delayed.

     (d) In connection with the defense, compromise or settle-ment of any Third Party Claim, the parties to this Agreement shall execute such limited powers of attorney as may reasonably be neces-sary or appropriate to exclusively permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested). Nothing contained herein shall be deemed to constitute any party's waiver of any available legal privileges or require the disclosure of privileged information.

   SECTION 4.5 Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

   SECTION 4.6 Payment. If there should be a dispute as to the amount of any indemnity obligation owed under this Article IV, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. No payment under this Article IV shall be due until the final resolu-tion of any dispute as to whether it is owed. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be the lowest rate of interest generally charged from time to time by NationsBank of Georgia, N.A. and publicly announced by such bank as its so-called "prime rate."

                            ARTICLE V
                           TERMINATION

   SECTION 5.1. Termination or Amendment. This Agreement may be terminated at any time prior to the Closing Date (i) by Pur-chaser or by unanimous written consent of the Shareholders if (A) such party is not in breach in any material respect of any of such party's representations, warranties, covenants and agreements in this Agreement and (B) if the other party has breached a material provision of this Agreement, but only if such breach (if curable) has not been cured within fifteen (15) days after notice of it is given to the breaching party; (ii) by Purchaser or by unanimous written consent of the Shareholders if the Closing has not occurred by December 15, 1995, if the terminating party is not then in breach in any material respect of its obligations hereunder; or
(iii) by mutual agreement of all of the parties hereto.

   SECTION 5.2. Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     SECTION 5.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article V, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or shareholders, except for obligations under Section 3.3, the last sentence of Section 3.5, Section 6.2 and this Section 5.3, all of which shall survive the termination.

                           ARTICLE VI
                          MISCELLANEOUS

   SECTION 6.1. Brokers. Each party hereto represents and warrants to all other parties that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or %PAGEE commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such party.

   SECTION 6.2. Expenses. In the event the transactions herein provided for shall not be consummated, all fees, costs and expenses incurred in connection with this Agreement and the trans-actions contemplated hereby shall be paid by the party incurring same.

   SECTION 6.3. Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted hereunder shall be in writing and shall be deemed given only if sent by registered or certified mail (postage prepaid), shipped and receipted by express courier service (charges prepaid), or mailed first class (postage prepaid):

       If to the Company:

           211 Prime Point, Building 1-A
           Peachtree City, GA  30269

       with a copy to:

           Altman, Kritzer & Levick, P.C.
           6400 Powers Ferry Road, N.W.
           Suite 224
           Atlanta, GA  30339
           Attn:  Frank Slover, Esq.

       If to McAteer:

           450 Birkdale Drive
           Fayetteville, GA  30215

       with a copy to:

           Altman, Kritzer & Levick, P.C.
           6400 Powers Ferry Road, N.W.
           Suite 224
           Atlanta, GA  30339
           Attn:  Frank Slover, Esq.

       If to King:

           120 Colonade Drive
           Peachtree City, GA  30269

       If to Purchaser, Merger Sub or the Surviving Company:

           Ridgewood Properties, Inc.
           2859 Paces Ferry Road
           Suite 700
           Atlanta, Georgia  30339
           Attn:  President

       with a copy to:

           Rogers & Hardin
           2700 Cain Tower, Peachtree Center
           229 Peachtree Street, N.E.
           Atlanta, Georgia  30303
           Attn:  Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by any party to the others prior to the giving of the applicable notice or communication. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or, if mailed, three (3) business days after the date so mailed.

   SECTION 6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   SECTION 6.5. Headings. The headings herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect the provisions hereof.

   SECTION 6.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and negotiations.

   SECTION 6.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Georgia, without regard to conflicts of laws principles.

   SECTION 6.8. Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the Northern District of Georgia, or any state court sitting in the City of Atlanta, Georgia, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Georgia, without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 6.3, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

  SECTION 6.9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representa-tives, successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

   SECTION 6.10. Schedules and Exhibits. All schedules and exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

   SECTION 6.11. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     SECTION 6.12. Knowledge. As used in this Agreement, the terms "the best knowledge of" or "known to" or words of similar import shall mean actual knowledge, together with the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence to the matters at hand.

     SECTION 6.13. Survival . All representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing.

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement or have caused this Agreement to be duly executed under seal and delivered on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                         RIDGEWOOD PROPERTIES, INC.



                         By:_____________________________
                         Its:__________________________


                         Attest:_________________________
                           Its:_________________________
                                   [CORPORATE SEAL]

                           RIDGEWOOD ACQUISITION CORP.


                            By:____________________________
                            Its:________________________



                            Attest:_________________________
                              Its:_________________________

                                   [CORPORATE SEAL]

                         WESLEY HOTEL GROUP, INC.


                         By:_____________________________
                         Its:_________________________


                       Attest:_________________________
                       Its:____________________________

                              [CORPORATE SEAL]



                         __________________________(SEAL)
                         WAYNE McATEER


                         __________________________(SEAL)
                         SAMUEL KING

Exhibit 1.13(a)(i)

POST-EMPLOYMENT CONSULTING AGREEMENT

     THIS POST-EMPLOYMENT CONSULTING AGREEMENT (the "Agreement") is made and entered into this 7th day of December, 1995, by and between RIDGEWOOD PROPERTIES, INC. Delaware corporation with offices at 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339 (the "Company"), and WAYNE McATEER, an individual residing at 450 Birkdale Drive, Fayetteville, Georgia 30215 (the "Executive").

W I T N E S S E T H:

     WHEREAS, the Executive is employed as an officer of the Company's wholly-owned Subsidiary, Wesley Hotel Group, Inc., and as such the Board of Directors of the Company deems it in the best interest of the Company to offer this Agreement to the Executive; and WHEREAS, the Company and the Executive wish to provide for the Company's retention of the Executive to perform certain consulting services following termination of the Executive's employment by the Company, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual covenants and obligations hereinafter set forth, and other and good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     14.  Events of Termination Triggering Consulting Services.

     (1) For purposes of this Section 1, the following definitions apply:

          (i) "Cause" shall mean that the Executive: (A) has misappropriated, stolen or embezzled funds of the Company; or (B) has committed an act of deceit, fraud, dereliction of duty, or gross or wilful misconduct materially harmful to the Company; or (C) has been convicted of either a felony or a crime involving moral turpitude or entered a plea of nolo contendre in response to an indictment for such crime or felony; or (D) has intentionally disclosed information of the Company designated by the Company as being confidential or proprietary in nature and which designation has been communicated to Executive (hereinafter "Confidential Information") except when such disclosure is made pursuant to the direction of the Company or in accordance with company policy; or (E) has engaged in competitive behavior materially detrimental or damaging as against the Company, has purposely aided a competitor of the Company to the disadvantage of or damage to the Company or has misappropriated or aided in misappropriating a material opportunity of the Company.

          (ii)  "Good Reason" shall mean, without the written consent of the
Executive: (A) a reduction in the Executive's base salary or a reduction in the Executive's benefits received from the Company other than in connection with an across-the-board reduction in salaries and/or benefits for similarly situated employees of the Company or pursuant to the Company's standard retirement policy; or (B) the relocation of the Executive's full-time office to a location greater than fifty (50) miles from the Company's current corporate office; or (C) a reduction in the Executive's corporate title.

     2. The Company shall be obligated to retain the Executive as a consultant only:

          (i) upon the execution by the Executive of a release of the Company in the form attached to this Agreement or in such other form as may be deemed necessary by the Company from time to time to provide the Company with a valid and enforceable unconditional release (the "Release Agreement");
       provided, however, that the Executive shall only be obligated to execute the Release Agreement if the Company agrees, at the time, to execute such Release Agreement in the form attached to this Agreement or in such other form that shall contain provisions acceptable to the Executive relating to the Company's release of the Executive; and

          (ii) in the event of a termination of the Executive's employment with the Company due to one of the following events (hereinafter, a "Qualifying Termination"): (A) the Company's termination of the Executive's employment other than for Cause; or (B) the Executive's voluntary termination of employment with the Company within thirty (30) days of an event qualifying as Good Reason.

     15. Consulting Services. Upon the occurrence of a Qualifying Termination and the execution by the Executive of the Release Agreement, the Company shall retain the Executive to perform certain consulting services (the "Consulting Services"), and the Executive shall perform such services, all in accordance with the terms and conditions of this Agreement. The Consulting Services shall consist of the following:

          (a) the performance of consulting services to the Company, as and when reasonably requested, to assist the Company in the transition period following termination of the Executive's employment and to answer questions, give testimony and generally cooperate in any Company matters, including litigation, provided that the Consulting Services shall in no event require the Executive to dedicate more than twenty (20) hours per calendar week to the performance thereof;

          (b)  the general promotion of the goodwill of the Company.

     16. Consulting Period.

          (a)  Subject to the possible extension set forth in subparagraph
(b) below, the Executive shall perform the Consulting services for a period of time (the "Consulting Period") %PAGEE commencing on the day following a Qualifying Termination and continuing thereafter until the expiration of twelve (12) months.

     17.  Consulting Fee/Benefits.

          (a) Subject to the provisions of Sections 5, 6 and 11 hereof, the Executive shall receive during the Consulting Period, as full compensation for the Consulting Services, a fee, payable in equal monthly installments (a "Consulting Fee" and collectively, the "Consulting Fee") equal to the Executive's annual base salary immediately prior to the Qualifying Termination divided by twelve (12). The Executive's annual base salary for purposes of calculating the Consulting Fee shall consist solely of the Executive's base salary, exclusive of any bonuses, commissions, allowances or other means of compensation or benefits made available to the Executive as an employee of the Company. The Consulting Fee for any partial months during the Consulting Period shall be reduced proportionately. The aggregate amount of all Consulting Fees to be paid during the full Consulting Period is sometimes hereinafter referred to as the "Total Consulting Fees."

          (b) Subject to the provisions of Section 5 hereof, during the Consulting Period the Company shall also make available to the Executive such medical, dental and vision insurance coverage as may be provided to the Executive by the Company immediately prior to the Qualifying Termination (or such Company medical insurance coverage which is consistent with the coverage in place from time to time for comparable executives of the Company). Such medical insurance coverage shall be provided to the extent available pursuant to the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and, if necessary, pursuant to insurance policies providing comparable benefits to the Executive in the event of the inapplicability or expiration of COBRA benefits. The Executive will be charged a premium equal to fifty percent (50%) of the Company's cost for the medical insurance so provided. Upon expiration of the Consulting Period, the Company may charge the maximum premium permitted under COBRA for any remaining continuation coverage to which the Executive is entitled. Group car and homeowners' insurance, if applicable, may be continued during the term of the Agreement, provided that the Executive agrees to pay all applicable premiums.

          (c) Subject to the provisions of section 5 hereof, during the Consulting Period the Company shall also make available to the Executive life insurance coverage, if any, as may be provided to the Executive by the Company immediately prior to the Qualifying Termination, provided, however, that the Executive agrees to pay fifty percent (50%) of the Company's cost of such coverage.

          (d) The Company shall also reimburse the Executive immediately for pre-approved expenses actually incurred by the Executive at the request of the Company in performance of the Consulting Services. The Executive shall not be subject to any obligation to bear or pay any expenses not otherwise approved by the Company in rendering the Consulting Services hereunder.

     18.  Effect of Re-Employment/Other Compensation.

          (a) If at any time during the Consulting Period, the Executive enters into employment ("Re-Employment"), the Executive shall immediately notify the Company in writing of the Executive's monthly compensation to be received from such ReEmployment and any insurance coverage provided pursuant thereto, and the following provisions shall apply:

               (i) If the Executive's monthly compensation from ReEmployment is equal to or in excess of the Consulting Fee, the Company shall promptly pay the Executive, in full satisfaction of all obligations to pay the Consulting Fees hereunder, an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the Consulting Fees actually paid to the Executive prior to ReEmployment. Notwithstanding anything herein to the contrary, upon payment by the Company of the amounts set forth in this Section 5(a)(i), the Company shall cease to have any obligations under the terms of this Agreement and the Consulting Period shall be deemed to immediately expire.

               (ii) If the Executive's monthly compensation from Re-Employment is less than the Consulting Fee, the Consulting Fee payable to the Executive for the remainder of the Consulting Period shall automatically be reduced by the amount of the Executive's monthly compensation from Re-Employment; provided, however, that at the end of the Consulting Period the Company shall pay the Executive an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the actual Consulting Fees paid the Executive during the Consulting Period. The Executive shall immediately notify the Company of any change in the level of compensation received from Re-Employment and, if such compensation increases to a level equal to or in excess of the Consulting Fee, the provisions of
Section 5(a)(i) shall then apply.

          (b) Provided COBRA requirements have been met, the Company's obligation to provide insurance coverage to the Executive under Section 4(b) hereof shall terminate as to any specific coverage if and when comparable coverage is made available to the Executive in connection with Re-Employment.

     19.  Death or Retirement.

     (a) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive dies, the Company shall pay the Executive's estate in full satisfaction of all obligations to the Executive hereunder, an amount equal to one hundred percent (100%) of the remainder of: (A) the Total Consulting Fees less (B) the actual Consulting Fees paid the Executive prior to the Executive's death and less (C) any re-employment compensation received by the Executive pursuant to Re-Employment as described in Section 5 above.

          (b) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive becomes eligible for and receives retirement benefits from the Company, the Company shall pay monthly to the Executive for the remainder of the Consulting Period, a reduced amount equal to the monthly Consulting Fee less any amounts accrued or received by the Executive as retirement payments for such month.

          (c) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive suffers any physical or mental impairment which prohibits the Executive from performing Consulting Services hereunder for a period in excess of 30 consecutive days (a "disability"), then the Executive shall not be required to perform Consulting Services for the duration of such disability, but shall continue to receive Consulting Fees for the duration of the Consulting Period. In the event of the Executive's disability, the Company shall have the right to require, and Executive agrees to be subject to, an examination by such physicians as the Company requires to verify the existence of Executive's disability.

     20.  Status of the Parties.

          The Executive, in performance of any Consulting Services hereunder, shall be acting as an independent contractor and shall not be an employee of the Company. The Executive shall not be entitled to any compensation or other benefits given to or provided for the benefit of any employees of the Company, including, without limitation, the right to participate in or receive credit for service under any "employee welfare benefit plan" or "employee pension benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974) and the Executive shall not in any form or fashion maintain, hold out, represent, state or imply to any other individual or entity that an employee/employer relationship exists between the Company and the Executive.

     21.  Responsibility for Expenses.

          The Executive hereby recognizes, covenants and agrees that it will be acting as an independent contractor in performing any Consulting Services hereunder, and that except as specifically set forth to the contrary herein, the Executive shall be solely responsible and liable for all taxes, including, without limitation, withholding taxes, social security taxes and unemployment taxes and shall also be responsible for any other expenses, costs, liabilities, undertakings, assessments, taxes, insurance and other obligations voluntarily incurred by the Executive at any time and for any reason as a result of this Agreement or the performance of the Consulting Services, including, without limitation, withholding taxes, social security taxes and state unemployment taxes.

     22.  Nondisclosure; Ownership of Proprietary Property.

          The Executive shall regard and treat each item constituting all or any portion of the Company trade secrets and all Confidential Information as strictly confidential and wholly %PAGEE owned by the Company and will not, for any reason in any fashion, either directly or indirectly use, sell, disclose or distribute any such item or information to any third party for any purpose other than in accordance with the Executive's performance of the Consulting services.

     23.  Stock Options and Stock Purchase Agreements.

          Any agreements for or options to purchase the Company's stock held by the Executive at the time of any termination of the Executive's employment with the Company shall be exercisable in accordance with the terms of the applicable stock purchase agreements or stock option plans.

     24.  Breach or Default.

          Upon the occurrence of any breach or default in the performance of any of the Executive's duties or responsibilities hereunder, and the Executive's failure to commence the cure of such breach or default within seven (7) days of receipt of written notice thereof and thereafter diligently pursue such cure to completion, all obligations of the Company hereunder to compensate the Executive or to provide benefits thereto shall immediately be terminated and rendered null, void and of no further effect, after which the Company shall be entitled to pursue any and all remedies available, at law or in equity, to address the Executive's breach or default hereunder.

     25.  No Right to Continued Employment.

          Nothing herein shall be construed as giving the Executive any rights to continued employment with the Company, and the Company shall continue to have the right to terminate the %PAGEE Executive with or without cause.

     26.  Rights to Indemnification.

          Nothing in this Agreement shall be construed as a waiver or limitation upon any rights or entitlements of the Executive to indemnification and liability insurance coverage pursuant to any indemnity agreement, or the Company's certificate of incorporation or Bylaws or the laws of the State of Delaware, common law or otherwise.

     27.  Goodwill Covenant.

          During the term of this Agreement, the Executive covenants and agrees to refrain from making detrimental statements or taking any action detrimental to the business or goodwill of the Company.

     28.  Representations of Company.

          The Company hereby represents and warrants to Executive that (i) the benefits provided Executive hereunder are commensurate in amount, level and type to the post employment or severance benefits offered or extended by the Company to N. Russell Walden, and (ii) the obligations required of Executive hereunder are no more onerous than the obligations required by the Company of N. Russell Walden. The Company further agrees that should (a) any more favorable post employment or severance benefits be offered by the Company to N. Russell Walden, this Agreement shall be amended to include said favorable benefits and (b) should the obligations imposed by the Company on
N. Russell Walden as a condition to his receipt of benefits similar to those extended to Executive hereunder be less onerous than those imposed upon Executive hereunder, this Agreement shall be amended to eliminate said onerous obligations hereunder.

     29.  General Provisions.

          (a) Binding Effect and Assignability. The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the Executive, the Company and their successors and assigns. Neither this Agreement, nor any rights or obligations of the Executive herein shall be transferable or assignable by the Executive without the Company's prior written consent, and any attempted transfer or assignment hereof by the Executive not in accordance herewith shall be void.

          (b) Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given on the date of service if personally served or three (3) days after mailing if mailed by first class mail, registered or certified, postage prepaid and addressed to the parties at their addresses as set forth in the most current records of the Company, or to such other address as shall be designated by written notice issued pursuant hereto.

          (c) Entire Agreement. This Agreement, together with the Release Agreement, contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements or understandings, oral or written, to the contrary.

          (d) Waiver. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition.

          (e) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

          (f) Severability. The unenforceability or invalidity of any term, provision or Section of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, or sections hereof, but such remaining terms, provisions or sections shall be construed and interpreted in such a manner as to carry out fully the intent of the parties hereto.

          (g) Modification. This Agreement shall not be modified or amended except by a written instrument signed by an authorized representative of all parties executing this Agreement.

     IN WITNESS WHEREOF, the Executive has executed this Agreement, and the Company has caused its duly authorized corporate officer to execute this Agreement and affix its seal hereto, all as of the day and year first above written.

                         COMPANY RIDGEWOOD PROPERTIES, INC,


                         By:___________________________
                            N. Russell Walden, President

                                   (CORPORATE SEAL)

                         EXECUTIVE


                         ________________________(SEAL)
                         Wayne McAteer


              UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY

     THIS UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY (the "Release") is made and entered into as of this _____ day of ____________________ by WAYNE McATEER (the "Executive") in favor of RIDGEWOOD PROPERTIES, INC., a Delaware corporation (the "Company").

     W I T N E S S E T H:

     WHEREAS, the Company has, prior to the date hereof, employed the Executive as a full time employee of the Company, but as of this date the Executive's status as an employee has terminated; and

     WHEREAS, the Company desires to engage the Executive as a consultant for the Company and the Executive desires to be engaged by the Company as a consultant pursuant to the terms of the Post-Employment Consulting Agreement, dated December 7, 1995 between the Company and the Executive (the "Consulting Agreement"); and

     WHEREAS, the Company has required, as a condition precedent to the engagement of the Executive as a consultant for the Company, that the Executive execute and deliver this Release in favor of the Company, whereupon the Company shall execute and deliver this Release in favor of Executive;

     NOW, THEREFORE, for and in consideration of the premises, the agreement of the Company to engage the Executive as a consultant and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

     1. Release. Except with respect to the Company's obligations pursuant to the Consulting Agreement and any vested retirement benefits applicable to the Executive, the Executive hereby unconditionally remises, releases and forever discharges, to the fullest extent permitted by law, the Company, its employees, officers, directors, agents, affiliates, subsidiaries and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses or demands of whatever kind or nature from the beginning of time to the present, whether known or unknown, in law or in equity, which in the past, now or in the future arise, may arise or allegedly arise or are in any way resulting from or in any manner connected with the Executive's employment by the Company and the termination of such employment by the Company. In consideration of the benefits payable under the Consulting Agreement, the Executive waives all claims and causes of action against the Company and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to Executive's employment or termination thereof, any claim of wrongful discharge, and all rights under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, any state or local human rights laws, Workers' Compensation laws, and the National Labor Relations Act, as amended.

     2. Company's Release. Except with respect to the Executive's obligations pursuant to the Consulting Agreement, the Company hereby unconditionally remises, releases, and forever discharges, to the fullest extent permitted by law, the Executive and his heirs, successors, legal representatives and assigns and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses, or demands of whatever kind or nature from the beginning of time to the present, whether known or unknown, in law or in equity, which in the past, now or in future arise, may arise, or allegedly arise or are in any way resulting from or in any manner connected with the Executive's employment by the Company.
In consideration for Executive's performance of those services under the Consulting Agreement, the Company waives all claims and causes of action against the Executive and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to Executive's employment.

     2. Miscellaneous. This Release embodies the entire agreement of the parties and supersedes all prior agreements between the parties hereto relating to the subject matter hereof. The unenforceability or invalidity of any of the terms or provisions of this agreement shall not affect the validity or enforceability of the remaining terms or provisions which shall be interpreted and construed in such manner as to carry out fully the intention of the parties hereto. This Release shall be construed and enforced in accordance with the laws of the State of Georgia.

     Each party understands that by executing this Release, such party is giving up possible rights that he or it may have, and that such party does not have to sign this Release. This Release has been voluntarily and knowingly executed by each party with the express intention of effecting the extinguishment of any and all obligations and damages that such party may owe to the other party as provided herein.

     THE EXECUTIVE UNDERSTANDS THAT THE EXECUTIVE HAS 21 DAYS TO CONSIDER
       WHETHER OR NOT TO EXECUTE THIS RELEASE. THE EXECUTIVE UNDERSTANDS THAT A PORTION OF THIS RELEASE, SOLELY RELATING TO THE EXECUTIVE'S RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, MAY BE REVOKED BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN 7 DAYS OF EXECUTION OF THIS RELEASE. THE PORTION OF THIS RELEASE RELATING SOLELY TO THE EXECUTIVE'S RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH 7 DAY PERIOD. ALL PARTS OF THIS RELEASE NOT RELATING TO CLAIMS OF AGE DISCRIMINATION AND ALLEGED DAMAGES UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, ARE EFFECTIVE IMMEDIATELY UPON EXECUTION OF THIS RELEASE, THE EXECUTIVE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH 7 DAY PERIOD THIS RELEASE WILL BECOME BINDING IN ITS ENTIRETY UPON THE EXECUTIVE AND ALL PORTIONS THEREOF WILL BE IRREVOCABLE.

     IN WITNESS WHEREOF, the undersigned have duly executed this Release in favor of the other party under seal as of the day and year first above written.

                              EXECUTIVE:


                              ______________________________
                              Wayne McAteer

                              COMPANY:

                              RIDGEWOOD PROPERTIES, INC.


                              By:  ______________________________
                                   Its President

                                   (CORPORATE SEAL)

                             Exhibit 1.13(a)(ii)

                     POST-EMPLOYMENT CONSULTING AGREEMENT

     THIS POST-EMPLOYMENT CONSULTING AGREEMENT (the "Agreement") is made and entered into this 7th day of December, 1995, by and between RIDGEWOOD PROPERTIES, INC. Delaware corporation with offices at 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339 (the "Company"), and SAMUEL KING, an individual residing at 120 Colonade Drive, Peachtree City, Georgia 30269 (the "Executive").

     W I T N E S S E T H:

     WHEREAS, the Executive is employed as an officer of the Company's wholly-owned Subsidiary, Wesley Hotel Group, Inc., and as such the Board of Directors of the Company deems it in the best interest of the Company to offer this Agreement to the Executive; and

     WHEREAS, the Company and the Executive wish to provide for the Company's retention of the Executive to perform certain consulting services following termination of the Executive's employment by the Company, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual covenants and obligations hereinafter set forth, and other and good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

30.  Events of Termination Triggering Consulting Services.

     (1)  For purposes of this Section 1, the following definitions apply:

          (i) "Cause" shall mean that the Executive: (A) has misappropriated, stolen or embezzled funds of the Company; or (B) has committed an act of deceit, fraud, dereliction of duty, or gross or wilful misconduct materially harmful to the Company; or (C) has been convicted of either a felony or a crime involving moral turpitude or entered a plea of nolo contendre in response to an indictment for such crime or felony; or (D) has intentionally disclosed information of the Company designated by the Company as being confidential or proprietary in nature and which designation has been communicated to Executive (hereinafter "Confidential Information") except when such disclosure is made pursuant to the direction of the Company or in accordance with company policy; or (E) has engaged in competitive behavior materially detrimental or damaging as against the Company, has purposely aided a competitor of the Company to the disadvantage of or damage to the Company or has misappropriated or aided in misappropriating a material opportunity of the Company.

          (ii) "Good Reason" shall mean, without the written consent of the
Executive: (A) a reduction in the Executive's base salary or a reduction in the Executive's benefits received from the Company other than in connection with an across-the-board reduction in salaries and/or benefits for similarly situated employees of the Company or pursuant to the Company's standard retirement policy; or (B) the relocation of the Executive's full-time office to a location greater than fifty (50) miles from the Company's current corporate office; or (C) a reduction in the Executive's corporate title.

     (2) The Company shall be obligated to retain the Executive as a consultant only:

          (i) upon the execution by the Executive of a release of the Company in the form attached to this Agreement or in such other form as may be deemed necessary by the Company from time to time to provide the Company with a valid and enforceable unconditional release (the "Release Agreement"); provided, however, that the Executive shall only be obligated to execute the Release Agreement if the Company agrees, at the time, to execute such Release Agreement in the form attached to this Agreement or in such other form that shall contain provisions acceptable to the Executive relating to the Company's release of the Executive; and

          (ii) in the event of a termination of the Executive's employment with the Company due to one of the following events (hereinafter, a
"Qualifying Termination"): (A) the Company's termination of the Executive's employment other than for Cause; or (B) the Executive's voluntary termination of employment with the Company within thirty (30) days of an event qualifying as Good Reason.

31.  Consulting Services.

     Upon the occurrence of a Qualifying Termination and the execution by the Executive of the Release Agreement, the Company shall retain the Executive to perform certain consulting services (the "Consulting Services"), and the Executive shall perform such services, all in accordance with the terms and conditions of this Agreement. The Consulting Services shall consist of the following:

          (a) the performance of consulting services to the Company, as and when reasonably requested, to assist the Company in the transition period following termination of the Executive's employment and to answer questions, give testimony and generally cooperate in any Company matters, including litigation, provided that the Consulting Services shall in no event require the Executive to dedicate more than twenty (20) hours per calendar week to the performance thereof;

          (b)  the general promotion of the goodwill of the Company.

     32.  Consulting Period.

          (a)  Subject to the possible extension set forth in subparagraph
(b) below, the Executive shall perform the Consulting services for a period of time (the "Consulting Period") commencing on the day following a Qualifying Termination and continuing thereafter until the expiration of twelve (12) months.

     33.  Consulting Fee/Benefits.

          (a) Subject to the provisions of Sections 5, 6 and 11 hereof, the Executive shall receive during the Consulting Period, as full compensation for the Consulting Services, a fee, payable in equal monthly installments (a "Consulting Fee" and collectively, the "Consulting Fee") equal to the Executive's annual base salary immediately prior to the Qualifying Termination divided by twelve (12). The Executive's annual base salary for purposes of calculating the Consulting Fee shall consist solely of the Executive's base salary, exclusive of any bonuses, commissions, allowances or other means of compensation or benefits made available to the Executive as an employee of the Company. The Consulting Fee for any partial months during the Consulting Period shall be reduced proportionately. The aggregate amount of all Consulting Fees to be paid during the full Consulting Period is sometimes hereinafter referred to as the "Total Consulting Fees."

          (b) Subject to the provisions of Section 5 hereof, during the Consulting Period the Company shall also make available to the Executive such medical, dental and vision insurance coverage as may be provided to the Executive by the Company immediately prior to the Qualifying Termination (or such Company medical insurance coverage which is consistent with the coverage in place from time to time for comparable executives of the Company). Such medical insurance coverage shall be provided to the extent available pursuant to the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and, if necessary, pursuant to insurance policies providing comparable benefits to the Executive in the event of the inapplicability or expiration of COBRA benefits. The Executive will be charged a premium equal to fifty percent (50%) of the Company's cost for the medical insurance so provided. Upon expiration of the Consulting Period, the Company may charge the maximum premium permitted under COBRA for any remaining continuation coverage to which the Executive is entitled. Group car and homeowners' insurance, if applicable, may be continued during the term of the Agreement, provided that the Executive agrees to pay all applicable premiums.

          (c) Subject to the provisions of section 5 hereof, during the Consulting Period the Company shall also make available to the Executive life insurance coverage, if any, as may be provided to the Executive by the Company immediately prior to the Qualifying Termination, provided, however, that the Executive agrees to pay fifty percent (50%) of the Company's cost of such coverage.

          (d) The Company shall also reimburse the Executive immediately for pre-approved expenses actually incurred by the Executive at the request of the Company in performance of the Consulting Services. The Executive shall not be subject to any obligation to bear or pay any expenses not otherwise approved by the Company in rendering the Consulting Services hereunder.

     34.  Effect of Re-Employment/Other Compensation.

          (a) If at any time during the Consulting Period, the Executive enters into employment ("Re-Employment"), the Executive shall immediately notify the Company in writing of the Executive's monthly compensation to be received from such ReEmployment and any insurance coverage provided pursuant thereto, and the following provisions shall apply:

               (i) If the Executive's monthly compensation from ReEmployment is equal to or in excess of the Consulting Fee, the Company shall promptly pay the Executive, in full satisfaction of all obligations to pay the Consulting Fees hereunder, an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the Consulting Fees actually paid to the Executive prior to ReEmployment. Notwithstanding anything herein to the contrary, upon payment by the Company of the amounts set forth in this Section 5(a)(i), the Company shall cease to have any obligations under the terms of this Agreement and the Consulting Period shall be deemed to immediately expire.

               (ii) If the Executive's monthly compensation from Re-Employment is less than the Consulting Fee, the Consulting Fee payable to the Executive for the remainder of the Consulting Period shall automatically be reduced by the amount of the Executive's monthly compensation from Re-Employment; provided, however, that at the end of the Consulting Period the Company shall pay the Executive an amount equal to fifty percent (50%) of the remainder of: (A) the Total Consulting Fees less (B) the actual Consulting Fees paid the Executive during the Consulting Period. The Executive shall immediately notify the Company of any change in the level of compensation received from Re-Employment and, if such compensation increases to a level equal to or in excess of the Consulting Fee, the provisions of
Section 5(a)(i) shall then apply.

          (b) Provided COBRA requirements have been met, the Company's obligation to provide insurance coverage to the Executive under
Section 4(b) hereof shall terminate as to any specific coverage if and when comparable coverage is made available to the Executive in connection with Re-Employment.

     35.  Death or Retirement.

          (a) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive dies, the Company shall pay the Executive's estate in full satisfaction of all obligations to the Executive hereunder, an amount equal to one hundred percent (100%) of the remainder of: (A) the Total Consulting Fees less (B) the actual Consulting Fees paid the Executive prior to the Executive's death and less (C) any re-employment compensation received by the Executive pursuant to Re-Employment as described in Section 5 above.

          (b) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive becomes eligible for and receives retirement benefits from the Company, the Company shall pay monthly to the Executive for the remainder of the Consulting Period, a reduced amount equal to the monthly Consulting Fee less any amounts accrued or received by the Executive as retirement payments for such month.

          (c) If at any time during the Consulting Period during which the Company remains obligated to pay Consulting Fees to the Executive, the Executive suffers any physical or mental impairment which prohibits the Executive from performing Consulting Services hereunder for a period in excess of 30 consecutive days (a "disability"), then the Executive shall not be required to perform Consulting Services for the duration of such disability, but shall continue to receive Consulting Fees for the duration of the Consulting Period. In the event of the Executive's disability, the Company shall have the right to require, and Executive agrees to be subject to, an examination by such physicians as the Company requires to verify the existence of Executive's disability.

     36.  Status of the Parties.

     The Executive, in performance of any Consulting Services hereunder, shall be acting as an independent contractor and shall not be an employee of the Company. The Executive shall not be entitled to any compensation or other benefits given to or provided for the benefit of any employees of the Company, including, without limitation, the right to participate in or receive credit for service under any "employee welfare benefit plan" or "employee pension benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974) and the Executive shall not in any form or fashion maintain, hold out, represent, state or imply to any other individual or entity that an employee/employer relationship exists between the Company and the Executive.

     37.  Responsibility for Expenses.

     The Executive hereby recognizes, covenants and agrees that it will be acting as an independent contractor in performing any Consulting Services hereunder, and that except as specifically set forth to the contrary herein, the Executive shall be solely responsible and liable for all taxes, including, without limitation, withholding taxes, social security taxes and unemployment taxes and shall also be responsible for any other expenses, costs, liabilities, undertakings, assessments, taxes, insurance and other obligations voluntarily incurred by the Executive at any time and for any reason as a result of this Agreement or the performance of the Consulting Services, including, without limitation, withholding taxes, social security taxes and state unemployment taxes.

     38.  Nondisclosure; Ownership of Proprietary Property.

     The Executive shall regard and treat each item constituting all or any portion of the Company trade secrets and all Confidential Information as strictly confidential and wholly owned by the Company and will not, for any reason in any fashion, either directly or indirectly use, sell, disclose or distribute any such item or information to any third party for any purpose other than in accordance with the Executive's performance of the Consulting services.

     39.  Stock Options and Stock Purchase Agreements.

     Any agreements for or options to purchase the Company's stock held by the Executive at the time of any termination of the Executive's employment with the Company shall be exercisable in accordance with the terms of the applicable stock purchase agreements or stock option plans.

     40.  Breach or Default.

     Upon the occurrence of any breach or default in the performance of any of the Executive's duties or responsibilities hereunder, and the Executive's failure to commence the cure of such breach or default within seven (7) days of receipt of written notice thereof and thereafter diligently pursue such cure to completion, all obligations of the Company hereunder to compensate the Executive or to provide benefits thereto shall immediately be terminated and rendered null, void and of no further effect, after which the Company shall be entitled to pursue any and all remedies available, at law or in equity, to address the Executive's breach or default hereunder.

     41.  No Right to Continued Employment.

     Nothing herein shall be construed as giving the Executive any rights to continued employment with the Company, and the Company shall continue to have the right to terminate the Executive with or without cause.

     42.  Rights to Indemnification.

     Nothing in this Agreement shall be construed as a waiver or limitation upon any rights or entitlements of the Executive to indemnification and liability insurance coverage pursuant to any indemnity agreement, or the Company's certificate of incorporation or Bylaws or the laws of the State of Delaware, common law or otherwise.

     43. Goodwill Covenant.

     During the term of this Agreement, the Executive covenants and agrees to refrain from making detrimental statements or taking any action detrimental to the business or goodwill of the Company.

     44.  Representations of Company.

     The Company hereby represents and warrants to Executive that (i) the benefits provided Executive hereunder are commensurate in amount, level and type to the post employment or severance benefits offered or extended by the Company to N. Russell Walden, and (ii) the obligations required of Executive hereunder are no more onerous than the obligations required by the Company of
N. Russell Walden. The Company further agrees that should (a) any more favorable post employment or severance benefits be offered by the Company to
N. Russell Walden, this Agreement shall be amended to include said favorable benefits and (b) should the obligations imposed by the Company on N. Russell Walden as a condition to his receipt of benefits similar to those extended to Executive hereunder be less onerous than those imposed upon Executive hereunder, this Agreement shall be amended to eliminate said onerous obligations hereunder.

     45.  General Provisions.

          (a) Binding Effect and Assignability. The rights and obligations under this Agreement shall inure to the benefit of and be binding upon the Executive, the Company and their successors and assigns. Neither this Agreement, nor any rights or obligations of the Executive herein shall be transferable or assignable by the Executive without the Company's prior written consent, and any attempted transfer or assignment hereof by the Executive not in accordance herewith shall be void.

          (b) Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been duly given on the date of service if personally served or three (3) days after mailing if mailed by first class mail, registered or certified, postage prepaid and addressed to the parties at their addresses as set forth in the most current records of the Company, or to such other address as shall be designated by written notice issued pursuant hereto.

          (c) Entire Agreement. This Agreement, together with the Release Agreement, contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements or understandings, oral or written, to the contrary.

          (d) Waiver. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition.

          (e) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

          (f) Severability. The unenforceability or invalidity of any term, provision or Section of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, or sections hereof, but such remaining terms, provisions or sections shall be construed and interpreted in such a manner as to carry out fully the intent of the parties hereto.

          (g) Modification. This Agreement shall not be modified or amended except by a written instrument signed by an authorized representative of all parties executing this Agreement.

     IN WITNESS WHEREOF, the Executive has executed this Agreement, and the Company has caused its duly authorized corporate officer to execute this Agreement and affix its seal hereto, all as of the day and year first above written.

                              COMPANY

                              RIDGEWOOD PROPERTIES, INC,



                             By:____________________________
                                N. Russell Walden, President

                                        (CORPORATE SEAL)

                              EXECUTIVE


                              ________________________(SEAL)
                              Samuel King


              UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY

     THIS UNCONDITIONAL RELEASE OF ALL CLAIMS AND LIABILITY (the "Release") is made and entered into as of this 7th day of December, 1995, by SAMUEL KING (the "Executive") in favor of RIDGEWOOD PROPERTIES, INC., a Delaware corporation (the "Company").

     W I T N E S S E T H:

     WHEREAS, the Company has, prior to the date hereof, employed the Executive as a full time employee of the Company, but as of this date the Executive's status as an employee has terminated; and

     WHEREAS, the Company desires to engage the Executive as a consultant for the Company and the Executive desires to be engaged by the Company as a consultant pursuant to the terms of the Post-Employment Consulting Agreement, dated December 7, 1995 between the Company and the Executive (the "Consulting Agreement"); and

     WHEREAS, the Company has required, as a condition precedent to the engagement of the Executive as a consultant for the Company, that the Executive execute and deliver this Release in favor of the Company, whereupon the Company shall execute and deliver this Release in favor of Executive;

     NOW, THEREFORE, for and in consideration of the premises, the agreement of the Company to engage the Executive as a consultant and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

     1. Release. Except with respect to the Company's obligations pursuant to the Consulting Agreement and any vested retirement benefits applicable to the Executive, the Executive hereby unconditionally remises, releases and forever discharges, to the fullest extent permitted by law, the Company, its employees, officers, directors, agents, affiliates, subsidiaries and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses or demands of whatever kind or nature from the beginning of time to the present, whether known or unknown, in law or in equity, which in the past, now or in the future arise, may arise or allegedly arise or are in any way resulting from or in any manner connected with the Executive's employment by the Company and the termination of such employment by the Company. In consideration of the benefits payable under the Consulting Agreement, the Executive waives all claims and causes of action against the Company and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to Executive's employment or termination thereof, any claim of wrongful %PAGES discharge, and all rights under federal, state or local law prohibiting race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, including but not %PAGEE limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, any state or local human rights laws, Workers' Compensation laws, and the National Labor Relations Act, as amended.

     2. Company's Release. Except with respect to the Executive's obligations pursuant to the Consulting Agreement, the Company hereby unconditionally remises, releases, and forever discharges, to the fullest extent permitted by law, the Executive and his heirs, successors, legal representatives and assigns and each of them from all manner of actions, proceedings, causes of action, claims, counterclaims, suits, debts, sums, monies, accounts, covenants, agreements, promises, damages, losses, or demands of whatever kind or nature from the beginning of time to the present, whether known or unknown, in law or in equity, which in the past, now or in future arise, may arise, or allegedly arise or are in any way resulting from or in any manner connected with the Executive's employment by the Company.
In consideration for Executive's performance of those services under the Consulting Agreement, the Company waives all claims and causes of action against the Executive and all damages, if any, that may be recoverable. This release and waiver of all claims and damages includes, but is not limited to, any tort or claim of contractual restriction relating to Executive's employment.

     2. Miscellaneous. This Release embodies the entire agreement of the parties and supersedes all prior agreements between the parties hereto relating to the subject matter hereof. The unenforceability or invalidity of any of the terms or provisions of this agreement shall not affect the validity or enforceability of the remaining terms or provisions which shall be interpreted and construed in such manner as to carry out fully the intention of the parties hereto. This Release shall be construed and enforced in accordance with the laws of the State of Georgia.

     Each party understands that by executing this Release, such party is giving up possible rights that he or it may have, and that such party does not have to sign this Release. This Release has been voluntarily and knowingly executed by each party with the express intention of effecting the extinguishment of any and all obligations and damages that such party may owe to the other party as provided herein.

     THE EXECUTIVE UNDERSTANDS THAT THE EXECUTIVE HAS 21 DAYS TO CONSIDER WHETHER OR NOT TO EXECUTE THIS RELEASE. THE EXECUTIVE UNDERSTANDS THAT A PORTION OF THIS RELEASE, SOLELY RELATING TO THE EXECUTIVE'S RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, MAY BE REVOKED BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN 7 DAYS OF EXECUTION OF THIS RELEASE. THE PORTION OF THIS RELEASE RELATING SOLELY TO THE EXECUTIVE'S RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH 7 DAY PERIOD. ALL PARTS OF THIS RELEASE NOT RELATING TO CLAIMS OF AGE DISCRIMINATION AND ALLEGED DAMAGES UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, ARE EFFECTIVE IMMEDIATELY UPON EXECUTION OF THIS RELEASE, THE EXECUTIVE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH 7 DAY PERIOD THIS RELEASE WILL BECOME BINDING IN ITS ENTIRETY UPON THE EXECUTIVE AND ALL PORTIONS THEREOF WILL BE IRREVOCABLE.

     IN WITNESS WHEREOF, the Executive has duly executed this Release in favor of the Company under seal as of the day and year first above written.

                              EXECUTIVE:


                              ______________________________
                              Samuel King


                             Exhibit 1.13(a)(iii)

                          RIDGEWOOD PROPERTIES, INC.
                        REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 7th day of December, 1995, by and among RIDGEWOOD PROPERTIES, INC., a Delaware corporation (the "Company"), and WAYNE McATEER, an individual resident of the State of Georgia ("McAteer") and SAMUEL KING, an individual resident of the State of Georgia ("King").

     IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

     1.1 Certain Definitions . The following terms shall have the meanings set forth below:

        (a) "Holder" shall mean McAteer, King and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof.

        (b) "Other Stockholders" shall mean persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.

        (c) "Registrable Securities" shall mean shares of the Company's common stock, $.01 par value per share (the "Ridgewood Stock") issued to McAteer and King pursuant to that certain Agreement and Plan of Merger dated as of a date even herewith, provided that Registrable Securities shall not include any shares of Ridgewood Stock which have previously been registered or which have been sold to the public or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

        (d) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

        (e) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agree-ment, including, without limitation, all registration, qualifi-cation and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include
(i) Selling Expenses (as hereafter defined), (ii) fees and disbursements of counsel for the Holders, (iii) the compensation of regular employees of the Company, which shall be paid in any event by the Company, and (iv) blue sky fees and expenses in-curred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Company shall otherwise be making no offers or sales in such state, province or other jurisdiction in con-nection with such registration.

        (f) "Restricted Securities" shall mean any Registrable
Securities required to bear the legend set forth in Section
1.2(c) hereof.

        (g) "Rule 144" shall mean Rule 144 as promulgated by the Securities and Exchange Commission (the "SEC") under the Securi-ties Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

        (h) "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promul-gated by the SEC.

        (i) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applic-able to the sale of Registrable Securities.

1.2  Restrictions on Transfer.

        (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Secu-rities Act covering such proposed disposition and such disposi-tion is made in accordance with such registration statement, or
(ii) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 (unless waived by the Company) and (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, it being understood that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

        (b) Notwithstanding the provisions of subparagraphs (i) and (ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of his family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if he were an original Holder hereunder.

        (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend sub-stantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED,
ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND
UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE
COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR
OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND
ITS COUNSEL, THAT SUCH REGISTRATION IS NOT
REQUIRED.

        (d) The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

        (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instruc-tions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

1.3  Company Registration

        (a) Right to Piggyback. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, whether or not such holder or holders are exercising their respective demand regis-tration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

            (i) promptly give to each Holder written notice thereof, which notice briefly describes the Holders' rights under this Section 1.3 (including notice deadlines); and

           (ii) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company, provided that such Holders shall have re-quested for inclusion in such registration at least fifteen (15%) of the aggregate number of the Registrable Securities which have been issued to the Holder prior to the date of such written request. Such written request may specify all or a part of a Holder's Registrable Securities.

        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involv-ing an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the under-writer or underwriters selected by the Company.

        Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securi-ties from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Holders of securities requesting registra-tion, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allo-cated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.9. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting addi-tional inclusion in accordance with Section 1.9 hereof.

        In connection with the preparation and filing of any registration statement registering Registrable Securities, the Company will give the Holders and their counsel such opportunity to participate in the preparation of the registration statement, any prospectuses included therein and any amendments or supple-ments thereto as shall, in the reasonable judgment of the Company, be necessary to afford to the Holders defenses available to them in actions that may arise under the Securities Act. The Company will give the Holders and their counsel such access as may reasonably be requested by the Holders to the books and records of the Company and the officers and certified public accountants of the Company as shall, in the reasonable judgment of the Company, be necessary for the Holders to conduct a reason-able investigation within the meaning of the Securities Act.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1.3 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

        (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration state-ment relating thereto, whichever first occurs, provided that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities in-cluded in such registration at the request of any underwriter;

        (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (c) furnish such number of prospectuses and other docu-ments incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

        (d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the pros-pectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter de-livered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mislead-ing or incomplete in the light of the circumstances then exist-ing; provided, however, the Company shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

        (e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Company are then listed or included;

        (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

        (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen months, beginning with the first month after the effective date of the registration state-ment, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

        (h) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, provided such underwriting agreement contains customary under-writing provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnity and contribution provisions; and

        (i) furnish to the Holders a signed counterpart addressed to the Holders (or specifically stating the Holders may rely thereon) of one or more "comfort letters" (dated the effective date of the registration statement, the date of pricing of the offering and the date of closing of the offering) and a legal opinion of counsel to the Company (dated the date of the closing of the offering), in each case covering such matters as are customarily covered in comfort letters and legal opinions de-livered to underwriters in underwritten public offerings of securities.

     1.6 Indemnification.

        (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which regis-tration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue state-ment (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (includ-ing any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reim-burse each such Holder, each of its officers, directors, part-ners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defend-ing or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settle-ment of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

        (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, direc-tors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, pros-pectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action,, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue state-ment) or omission (or alleged omission) is made in such registra-tion statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furn-ished to the Company by such Holder and stated to be specifically for use therein; provided, however, (i) that the obligations of such Holder hereunder shall not apply to amounts paid in settle-ment of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected with-out the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any in-demnity under this Section 1.6 exceed the gross proceeds from the offering received by such Holder.

            (c) Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowl-edge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obliga-tions under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemni-fied Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

        (d) If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavail-able to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemni-fying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other rele-vant equitable considerations. The relative fault of the Indem-nifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the pro-visions in the underwriting agreement shall control.

     1.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

        (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act;

        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

        (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     1.9 Allocation of Registration Opportunities . In any circumstance in which all of the Registrable Securities and other shares of the Company with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated.

     1.10 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.11 Other Registration Rights. So long as a Holder owns any Restricted Securities, the Company shall not grant or afford to N. Russell Walden or any members of his immediate family or affiliates any rights in respect of the registration of any Company securities that are in any way superior to the rights of McAteer and King hereunder.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND McATEER AND KING

    2.1  )Representations and Warranties of the Company.  The
Company represents and warrants to McAteer and King as follows:

        (a) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instru-ment to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

        (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

        (c) As of the date hereof, the Company has not granted to any other party any other rights with respect to the registration of any Company securities.

    2.2  Representations and Warranties of McAteer and King.
McAteer and King represent and warrant to the Company as follows:

       (a) The execution, delivery and performance of this Agreement by McAteer and King will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instru-ment to which they or any of their properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of McAteer or King.

        (b) This Agreement has been duly executed and delivered by McAteer and King and constitutes the legal, valid and binding obligation of McAteer and King, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3.  MISCELLANEOUS

    3.1 Lockup Agreement. In consideration for the Company's agreeing to its obligations under this Agreement, each Holder agrees that upon prior notice by the Company to such Holder and effective upon the request of the underwriters managing a public offering for sale by the Company of its securities, such Holder shall be obligated for the lesser of 120 days or the length of time the Company has agreed to be bound not to sell, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the regis-tration and other than to any transferee which agrees to be bound by this Section 3.1) without the prior written consent of such underwriters.

     3.2 Governing Law . This Agreement shall be governed in all respects by the laws of the State of Georgia, as if entered into by and between
Georgia residents exclusively for performance entirely within Georgia. %PAGEE

     3.3 Successors and Assigns . Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.4 Entire Agreement; Amendment; Waiver . This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

     3.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Company or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing or delivery.

     3.6 Delays or Omissions . No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     3.7 Rights; Severability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.8 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     3.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     3.11 Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the Northern District of Georgia, or any state court sitting in the City of Atlanta, Georgia, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Georgia, without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in Section 3.5, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

        IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement or have caused this Agreement to be duly executed under seal on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

                              RIDGEWOOD PROPERTIES, INC.



                              By:______________________
ATTEST:                       Its:__________________________

                                     [CORPORATE SEAL]
By:________________________




                              ________________________(SEAL)
                              WAYNE McATEER



                              ________________________(SEAL)
                              SAMUEL KING